United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________________________
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
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Advanced Emissions Solutions, Inc.
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                                                April [ ], 2021

Dear Fellow Stockholder:
On behalf of the Board of Directors, we are pleased to invite you to the 2021 Annual Meeting of Advanced Emissions Solutions, Inc.'s Stockholders, which will be held at 9:00 a.m. (Mountain Time) on June 15, 2021. We are pleased to announce that this year’s Annual Meeting will be a virtual meeting via live webcast on the Internet. You will be able to electronically attend the Annual Meeting and vote during the meeting by visiting www.virtualshareholdermeeting.com/ADES2021. To enter the Annual Meeting, you will need the 16-digit control number located in the Notice of Internet Availability of Proxy Materials or on your proxy card. We recommend that you log in at least 10 minutes before the meeting to ensure you are logged in when the meeting starts.
At the Annual Meeting, you will be asked to elect four directors, provide your advisory approval on our executive compensation, ratify the appointment of Moss Adams LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021 and approve the Fourth Amendment of the Company's Tax Asset Protection Plan.
The accompanying notice of meeting and this Proxy Statement provide specific information about the Annual Meeting and explain the various proposals. Please read these materials carefully.
Thank you for your continued support of and interest in our Company.

Greg P. Marken
Interim Chief Executive Officer and President

ADVANCED EMISSIONS SOLUTIONS, INC.
8051 E. Maplewood Ave., Ste. 210
Greenwood Village, Colorado 80111
Telephone: (888) 822-8617

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Our Stockholders:
The Annual Meeting of Stockholders of Advanced Emissions Solutions, Inc. ("ADES" or the "Company"), a Delaware corporation, will be held at 9:00 a.m. (Mountain Time) on June 15, 2021 via live webcast on the Internet, which can be accessed by visiting www.virtualshareholdermeeting.com/ADES2021, where you will be able to electronically attend the Annual Meeting and vote or adjournment thereof, for the following:
1.    To elect four directors of the Company;
2.    To approve, in an advisory vote, our executive compensation;
3.     To ratify the appointment of Moss Adams LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021;
4.    To approve the Fourth Amendment of the Company's Tax Asset Protection Plan; and
5.    To transact such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.
Stockholders of record at the close of business on April 19, 2021 are entitled to notice of and to vote at the Annual Meeting. The approximate date on which this Proxy Statement is first being made available to stockholders is April [ ], 2021.
Our stockholders are cordially invited to attend the Annual Meeting via a virtual meeting. You will be able to electronically attend the annual meeting as well as vote during the live webcast of the meeting by visiting www.virtualshareholdermeeting.com/ADES2021 and entering the 16‐digit control number included in our notice of Internet availability of the proxy materials, on your proxy card or in the instructions that accompanied your proxy materials. We recommend that you log in at least 10 minutes before the meeting to ensure you are logged in when the meeting starts.
Please call on our toll-free number (888-822-8617) if you have questions concerning the meeting.
By Order of the Board of Directors,
Greg P. Marken
Interim Chief Executive Officer and President
April [ ], 2021

Important Notice
Regarding Internet Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on June 15, 2021
The Company's Proxy Statement and Annual Report to Stockholders are Available at: www.proxyvote.com

PROXY STATEMENT
This Proxy Statement is furnished to the stockholders of Advanced Emissions Solutions, Inc., a Delaware corporation, ("ADES" or the "Company") in connection with the solicitation of proxies by the Company’s Board of Directors (the "Board"), to be voted at our annual meeting of stockholders ("Annual Meeting" or "meeting") to be held at 9:00 AM (Mountain Time) on Tuesday, June 15, 2021, via virtual meeting, and any postponements or adjournments thereof. This Proxy Statement and accompanying form of proxy is first being made available to our stockholders on or about April 27, 2021. The shares represented by all proxies that are properly executed and submitted will be voted at the meeting in accordance with the instructions indicated thereon, and if no instructions are given, then to the extent permitted by law, in the discretion of the proxy holder. Throughout this Proxy Statement, the terms "we," "us" "our" and "our Company" refer to Advanced Emissions Solutions, Inc. and, unless the context indicates otherwise, our consolidated subsidiaries.
PARTICIPATION IN VIRTUAL MEETING
In accordance with Delaware law, the Board has authorized that the Annual Meeting be held via virtual meeting, and accordingly, stockholders and proxy holders virtually attending the Annual Meeting are deemed present in person for purposes of determining the presence of a quorum.
The only item of information needed to access the Annual Meeting from the website is the 16-digit control number located in the Notice of Internet Availability of Proxy Materials or on your proxy card.
Please have the notice of internet availability or proxy card in hand when you access the website and then follow the instructions. If you are a stockholder of record, you are already registered for the virtual meeting.
VOTING RIGHTS AND VOTE REQUIRED
Our Board has fixed the close of business on April 19, 2021 as the record date (the "Record Date") for determination of stockholders entitled to notice of and to vote at the meeting. On the Record Date, [ ] shares of our common stock were issued and outstanding, each of which entitles the holder thereof to one vote on all matters that may come before the Annual Meeting. We do not have any class of voting securities outstanding other than our common stock. An abstention or withholding authority to vote will be counted as present for determining whether the quorum requirement is satisfied. If a quorum exists, actions or matters other than the election of the Board are approved if the votes cast in favor of the action exceed the votes cast opposing the action unless a greater number is required by the Delaware General Corporation Law (the "DGCL") or our Second Amended and Restated Certificate of Incorporation. The four nominees receiving the highest number of votes cast will be elected as directors. Abstentions will not affect the election of directors.
If, as of the Record Date your shares were held in an account at a brokerage firm, bank, dealer, or other similar organization, then that firm or organization is the stockholder of record for purposes of voting at the Annual Meeting and you are considered the beneficial owner of shares held in "street name." If you are a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares held in your account. If you do not instruct your broker on how to vote your shares, your brokerage firm, in its discretion, may vote your shares on routine matters or they may elect not to vote your shares. The proposal to ratify the appointment of our independent registered public accounting firm for the fiscal year ending December 31, 2021 is considered a "routine matter," but the other proposals being voted on at the Annual Meeting are not considered "routine matters" and brokers will not be entitled to vote on those proposals absent specific instructions and authorization from the beneficial owners of the shares. If you hold shares beneficially in street name and do not provide your broker with voting instructions, your shares may constitute "broker non-votes." A broker non-vote occurs when a nominee holding shares for a beneficial holder does not have discretionary voting power and does not receive voting instructions from the beneficial owner. Broker non-votes on a particular proposal are considered present for purposes of determining a quorum, but will not be treated as shares present and entitled to vote on any proposal other than the ratification of our public accounting firm and accordingly will have no effect on such vote.
If you are a beneficial owner and not a stockholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid proxy from your broker or other agent and bring such proxy to the Annual Meeting.
A minimum of one-third of the shares of our common stock ("Common Stock") issued and outstanding must be represented at the meeting in person or by proxy in order to constitute a quorum. Cumulative voting is not allowed for any purpose.
Unless instructions to the contrary are marked, or if no instructions are specified, shares represented by proxies will be voted:
    FOR ALL the persons nominated by the Board for Directors, being: Carol Eicher, Gilbert Li, J. Taylor Simonton, and L. Spencer Wells;
    FOR the approval, on an advisory basis, of the compensation of the Company's named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion as set forth under the Executive Compensation section of this Proxy Statement;
    FOR the ratification of the appointment of Moss Adams LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2021; and
    FOR the approval of the Fourth Amendment of the Company's Tax Asset Protection Plan.
We do not know of any other matter or motion to be presented at the Annual Meeting. If any other matter or motion should be presented at the Annual Meeting upon which a vote must be properly taken, to the extent permitted by law, the persons named in the accompanying form of proxy intend to vote such proxy in the discretion of such person as the directors of the Company may recommend, including any matter or motion dealing with the conduct of the Annual Meeting.
Voting by Mail, Facsimile, via the Internet or by Telephone
Stockholders whose shares are registered in their own names may vote by mailing or faxing a completed proxy card, via the internet or by telephone. Instructions for voting via the internet or by telephone are set forth on the included proxy card. To vote by mailing or faxing a proxy card, sign and return the available proxy card to the Company and your shares will be voted at the Annual Meeting in the manner you direct. If no directions are specified, your shares will be voted as described above.
If your shares are registered in the name of a bank or brokerage firm, you may be eligible to vote your shares over the internet or by telephone rather than by mailing a completed voting instructions card provided by the bank or brokerage firm. Please check the voting instructions card provided by your bank or brokerage house for availability and instructions. If internet or telephone voting is unavailable from your bank or brokerage house, please complete and return the voting instructions card provided by the bank or brokerage firm.
Any stockholder who completes a proxy or votes via the internet or by telephone may revoke the action at any time before it is exercised at the Annual Meeting by delivering written notice of such revocation to the Company's Secretary (Ted Sanders), 8051 E. Maplewood Ave., Ste. 210, Greenwood Village, 80111, by submitting a new proxy executed at a later date, or by joining the virtual meeting and voting such stockholder's shares in a manner different to his, her, or its previously completed proxy card.
The Company is bearing the costs of this solicitation of proxies.

PROPOSAL ONE
ELECTION OF DIRECTORS OF THE COMPANY
Our Nominating and Governance Committee has recommended to our Board the slate of four directors for election by our stockholders, and the Board approved the recommendation and the slate of directors. Each director will hold office until the next Annual Meeting of Stockholders and thereafter until a successor is elected and qualified. Cumulative voting is not permitted in the election of directors. IN THE ABSENCE OF INSTRUCTIONS TO THE CONTRARY, THE INDIVIDUALS NAMED IN THE ACCOMPANYING PROXY WILL VOTE IN FAVOR OF THE ELECTION OF THE FOLLOWING PERSONS NAMED AS OUR NOMINEES FOR DIRECTORS: CAROL EICHER, GILBERT LI, J. TAYLOR SIMONTON AND L. SPENCER WELLS.
Each of the nominees has consented to be named herein and to serve if elected. We do not anticipate that any nominee will become unable or unwilling to accept nomination or election, but if this should occur, the persons named in the proxy intend to vote for the election in his or her stead of such other person as the Board may recommend. Because the Annual Meeting will be held virtually this year, we anticipate that all directors will participate in the Annual Meeting this year. Last year all six directors participated the annual meeting.
Detailed biographical information about each director nominee can be found under the Corporate Governance section of this Proxy Statement. The following table sets forth certain information, including expected Committee membership as of June 15, 2021, as to each director nominee of the Company:

Director Name	Audit	Compensation	Nominating and Governance
Carol Eicher	◆	◆	◆
Gilbert Li		◆	◆
J. Taylor Simonton	◆		◆
L. Spencer Wells (1)	◆	◆

◆ = Chair
◆ = Member
(1) Mr. Wells is the Chairman of the Board
No family relationship exists between any directors or executive officers.
Director Compensation information for the fiscal year ended December 31, 2020 can be found under the "Director Compensation" section of this Proxy Statement.
Board Recommendation
Our Board recommends that you vote "FOR" all of the persons nominated above, being Carol Eicher, Gilbert Li, J. Taylor Simonton and L. Spencer Wells.

CORPORATE GOVERNANCE
Directors of the Company
The Nominating and Governance Committee of the Board seeks directors with strong reputations and experience in areas relevant to our strategy and operations, such as environmental and diversified chemical technologies, and government regulation and relations, as well as overall business acumen and experience in financial matters. Each of our director nominees set forth in this Proxy Statement holds or has held senior executive positions in complex organizations and has operating experience that meets this objective, as described below. In these positions, the director nominees have also gained experience in core management skills, such as strategic and financial planning, public company financial reporting, corporate governance, executive compensation, risk management and leadership development. The Nominating and Governance Committee also believes that each of the director nominees has other key attributes that are critical to the composition of an effective Board: integrity and demonstrated impeccable ethical standards, sound judgment, analytical skills, the ability to work together in a constructive and collaborative fashion and the commitment to devote significant time and energy to service on the Board and its Committees.
The specific experience, qualifications and background of each director for election by our stockholders is as follows:

Carol Eicher
Director since 2019
Age 62

Ms. Eicher has extensive public company executive leadership and operational expertise, having worked more than 35 years in the chemical industry. She held senior management roles with Dow Chemical Co., Rohm and Haas Co., Ashland, Inc. and E.I. DuPont de Nemours and Co. In addition, she was CEO and Chairman of a private equity portfolio company and led the successful sale of that company. She has extensive public and private company board leadership experience having served on public company boards for more than 10 years, with a specific expertise in Governance.

Other Boards and Positions:
▪Tennant Company (NYSE: TNC) since 2008: independent director, Chair of the Governance Committee, member of the Compensation Committee, former member of the Audit Committee
▪A Schulman Company (NASDAQ:SHLM): 2017-2018; independent director and member of the Audit and Compensation Committees
▪Innocor, Inc.: 2014 -2017 CEO; 2017-2018 non-executive board chairman
▪Arconic Corporation (NYSE: ARNC) since 2020: independent director, member of Governance Committee

Gilbert Li
Director since 2016
Age 43

Mr. Li is currently the Co-Founder and Managing Partner of Alta Fundamental Advisers, a private investment company, holding this position since January 2013. Beginning on February 1, 2018, he has also served as a manager on the Board of Managers of Tinuum Group, LLC ("Tinuum Group"). He has spent his career focused on value-oriented investing across the capital structure. From January 2009 through January 2013, Mr. Li was an investment analyst for JMB Capital Partners, a $1.3 billion hedge fund. He has also previously held the roles of portfolio manager, trader and investment analyst at Merrill Lynch, Watershed Asset Management and J.P. Morgan Investment Management.

Mr. Li has over 20 years of industry experience and provides unique insights to various energy, alternative energy, coal and tax credit-related companies.

Other Boards and Positions:
▪Alta Fundamental Advisers since 2013: Co-Founder and Managing Partner

J. Taylor Simonton
Director since 2014
Age 76

Mr. Simonton was a director and Audit Committee Chairmen of Surna Inc., which develops innovative technologies and products that monitor, control and address the energy and resource intensive nature of indoor cultivation, a private company in the specialty industrial fluids industry, from May 2017 to March 2020. From October 2013 to June 2018, Mr. Simonton was a director of Escalera Resources Co., a developer of natural gas and crude oil properties in the Rocky Mountain region. He served Escalera Resources as the Audit Committee Chair and a member of the Compensation and Nominating and Governance Committees. For 35 years, Mr. Simonton served at PwC, including 23 years as an Assurance Partner and seven years in the firm's SEC Department of its National Professional Services Group, four of which were international.

Mr. Simonton has extensive and varied experience for over 45 years in financial accounting and auditing, including 35 years at PwC. He has extensive public and private company board leadership experience having served on seven public company boards since 2003, with a specific expertise in accounting and finance and is considered an Audit Committee financial expert. Mr. Simonton possesses a CPA and is a member of the American Institute of CPAs and Colorado Society of CPAs.

Other Boards and Positions:
▪Surna, Inc (OTC: SRNA) from 2017 to 2020: Director, Chairman of the Audit Committee
▪Escalara Resources CO (OTC: ESCR) from 2013 to 2018: Director, Chairman of the Audit Committee, member of the Compensation and Nominating and Governance Committees

L. Spencer Wells
Director since 2014
Age 50

Mr. Wells has over 15 years of experience as an investor and financial analyst and is a founding Partner of Drivetrain Advisors, a provider of fiduciary services to the alternative investment community. Prior to founding Drivetrain Advisors in 2013, Mr. Wells served as a Senior Advisor at TPG Special Situations Partners from 2010 to 2012. Mr. Wells was a partner of TPG Special Situations Partners, during which time he helped to create and manage an investment portfolio approximated at $2.5 billion. From 2002 until 2009, Mr. Wells served as a Partner and a Portfolio Manager at Silverpoint Capital. While at Silverpoint, he covered the energy, chemicals and building products sectors and managed an investment portfolio estimated at $1.3 billion. Mr. Wells has previously served on the Boards of public companies over the last five years, including Roust Corporation, Affinion Group, Inc. and Syncora Holdings, Ltd.

Mr. Wells has extensive executive leadership and financial expertise, having over 15 years of involvement as a financial analyst and senior advisor to various companies. He has extensive public and private company board leadership experience having served on public company boards for more than 10 years, with specific expertise in governance of companies undergoing significant change such as asset purchases and sales, in-court or out-of-court restructurings and liability management.

Other Boards and Positions:
▪NextDecade Corporation (NASDAQ: NEXT) since 2017: Director, Chairman of the Audit Committee, member of the Nominating and Corporate Governance Committee
▪Vantage Drilling International since 2016: Director, Chairman of the Compensation Committee, member of the Audit Committee
▪Parker Drilling Company since 2018: Director, Chairman of the Compensation Committee, member of the Finance and Strategic Planning Committee, member of the Nominating and Corporate Governance Committee
▪Town Sports International Holdings, Inc. from 2014 to 2020: Director, Chairman of the Compensation Committee and member of the Audit Committee
▪Samson Resources II, LLC since 2017: Director
▪Jones Energy, Inc. from 2018 -2019: Director

Director Independence
Our current Board consists of five independent directors, as defined in NASDAQ Marketplace Rule 4200(a)(15). In our fiscal year 2020, all directors other than Mr. Leen, who resigned from the Board on April 8, 2021, qualified as "independent directors." The Board maintains audit, compensation, and nominating and governance committees, each of which was and is comprised solely of independent directors. The charter of each committee is available on our website at www.advancedemissionssolutions.com under the "Leadership & Governance" section of "ADES Investors."
Board Meetings and Committees
Our Board is responsible for establishing broad corporate policies and monitoring the overall performance of the Company. However, in accordance with corporate legal principles, the Board is not involved in day-to-day operating matters. Members of the Board are kept informed of the Company's business by participating in Board and committee meetings, by reviewing analysis and reports sent to them weekly and monthly, and through discussions with the CEO and other officers.
The Board met 24 times in 2020. At each of the Board meetings, the independent directors were polled to determine if they believed an "executive session" was needed. In 2020, the Board or Committees held eleven executive sessions where management of the Company was excluded. The Audit Committee met ten times in 2020. The Compensation Committee met six times in 2020. The Nominating and Governance Committee met five times in 2020. The Activated Carbon Committee of the Board was disbanded in the second quarter of 2020. All of the directors were present for more than 75% of the meetings of the Board and the committees of which they were members.
On April 8, 2021, Mr. Leen notified the Board of his resignation from the Board. Accordingly, as permitted by our bylaws, the Board has reduced the size of the board from seven members to five members, effective as of April 9, 2021.
Our Board is currently comprised of five members - the four current directors nominated for re-election at this annual meeting and R. Carter Pate. Mr. Pate has chosen not to stand for re-election to the Board at the annual meeting.
Stockholder Communications to Directors
Any stockholder may communicate directly with the Board (or any individual director) by writing to the Chairman of the Board, Advanced Emissions Solutions, Inc., 8051 E. Maplewood Ave., Ste. 210 Greenwood Village 80111 or by emailing the Board through the "Contact the Board" link on our website at www.advancedemissionssolutions.com. Any such communication should state the number of shares beneficially owned by the stockholder making the communication. Provided that such communication addresses a legitimate business issue, the Company or the Chairman will forward the stockholder's communication to the appropriate director. For any communication relating to accounting, auditing or fraud, such communication will be forwarded promptly to the Chairman of the Audit Committee.

Code of Ethics
We have adopted a Code of Ethics and Business Conduct that includes a code of ethics as defined in Item 406(b) of SEC Regulation S-K. Our Code of Ethics and Business Conduct incorporates our Insider Trading Policy, which applies to our officers, directors, and employees, including the principal executive officer, principal financial officer, principal accounting officer or controller or other persons performing similar functions. A copy of our Code of Ethics and Business Conduct is available on our website at www.advancedemissionssolutions.com. We intend to disclose any amendments to our Code of Ethics and Business Conduct, or waivers of such provisions granted to executive officers and directors, on our website.

Board Leadership Structure and Role in Risk Oversight
We have a policy of keeping the roles of Chief Executive Officer and Chairman of the Board separate, and the roles are currently filled by two different individuals. We believe this arrangement is appropriate as it recognizes the distinction between the role played by the Chief Executive Officer, which is a position being more heavily oriented towards day-to-day management, while the Chairman functions as an independent director, whose role is to oversee the Board and is also able to participate in and chair executive sessions of the Board.

The Board has designated the Audit Committee to take the lead in overseeing risk management, and the Audit Committee periodically reports to the Board regarding briefings provided by management and advisors as well as the Audit Committee's own analysis and conclusions regarding the adequacy of the Company's risk management processes. In addition to this compliance program, the Board encourages management to promote, and management is committed to promoting, a corporate culture that incorporates risk management into the Company's strategy and day-to-day business operations. The Board and management continually work together to assess and analyze our most likely areas of risk.

Audit Committee
Our Board has an Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Mr. Simonton currently serves as the Chairman of the Audit Committee. For 2020, our Board appointed Messrs. Simonton and Pate and Ms. Eicher to serve on the Audit Committee. For 2019, our Board appointed Messrs. Simonton and Pate and Ms. Eicher to serve on the Audit Committee. Our Board determined that Messrs. Simonton and Pate and Ms. Eicher are each an "audit committee financial expert." Mr. Pate has determined not to stand for reelection and will no longer be a member of the Audit Committee effective following the annual meeting. Mr. Wells will be appointed to the Audit Committee following the 2021 Annual Meeting. Each Audit Committee member is "independent" as that term is used in the listing requirements for the NASDAQ Stock Market, and a brief listing of his relevant experience is stated in his biography above under the caption entitled "Directors of the Company."
The role and functions of the Audit Committee are set out in the Audit Committee Charter, originally adopted by the Company's Board and most recently amended in 2016. The role of the Audit Committee is one of oversight of the services performed by the Company's independent registered public accounting firm. The Audit Committee's functions include the following: reviewing and assessing the Audit Committee Charter annually; overseeing the Company's compliance with legal, ethical and regulatory requirements, including the Code of Ethics and Business Conduct and approving related party transactions; overseeing the Company's processes to identify and manage business and financial risk; appointing, approving the compensation of and reviewing the Company's relationships with its independent registered public accounting firm and/or other auditors and assessing the impact such relationships may have on the auditors' objectivity and independence; taking other appropriate action to oversee the independence of the outside auditors; reviewing and considering the matters identified in Auditing Standard No. 1301 adopted by the Public Company Accounting Oversight Board ("PCAOB") with the outside auditors and management; reviewing and discussing the Company's financial statements and report on internal control with the outside auditors and management; reviewing the financial reporting process and discussing with management and our independent registered public accounting firm the interim and annual financial statements that we file with the SEC; and reporting to the Board on all such matters. In performing its oversight function, the Audit Committee relies upon advice and information received in its discussions with the Company’s management and independent registered public accounting firm. The Audit Committee pre-approves all audit or non-audit services performed by our independent registered public accounting firm in accordance with Audit Committee policy and applicable law.
Compensation Committee
For 2020, our Board appointed a Compensation Committee currently consisting of Messrs. Li, Pate and Wells. Mr. Pate served as the Chairman of the Compensation Committee. Mr. Pate has determined not to stand for reelection and will no longer be Chairman of, or a member of, the Compensation Committee following the annual meeting. Mr. Wells will be appointed Chairman and Ms. Eicher appointed a member of the Compensation Committee effective following the 2021 Annual Meeting. For 2019, our Board appointed a Compensation Committee consisting of Messrs. Li, Pate and Wells. The responsibilities of the Compensation Committee, as set forth in the Compensation Committee Charter include reviewing our executive compensation programs to analyze their alignment with attracting, retaining and motivating our executive officers to achieve our business objectives; establishing annual and long-term performance goals for our executive officers and evaluating their performance in light of such goals; reviewing, approving and, when appropriate, making recommendations concerning our long-term incentive plans; reviewing and making recommendations regarding stockholder proposals related to compensation; and administering our equity-based and employee benefit plans. See "Executive Compensation" below for additional information.
Nominating and Governance Committee
For 2020, our Board appointed a Nominating and Governance Committee currently consisting of Ms. Eicher and Messrs. Li and Pate. Ms. Eicher currently serves as the Chairman of the Nominating and Governance Committee. Mr. Pate has determined not to stand for reelection and will no longer be a member of the Nominating and Governance Committee following the annual meeting. Mr. Simonton will be appointed a member of the Nominating and Governance Committee effective following the 2021 Annual Meeting. For 2019, our Board appointed Ms. Eicher and Messrs. Li and Pate to serve on the Nominating and Governance Committee. The responsibilities of the Nominating and Governance Committee include recommending the number of directors to serve on the Board; selecting director nominees for the Board; reviewing director compensation and benefits; submitting the same to the entire Board for approval; overseeing the annual self-evaluation of the Board and its committees; recommending the structure and composition of Board committees to the entire Board for approval; monitoring in conjunction with the Audit Committee compliance with our Code of Ethics and Business Conduct; granting any waivers thereto with respect to directors and executive officers; recommending individuals to serve as Chairman of the Board and Chief Executive Officer; and reviewing the Chief Executive Officer's recommendations for individuals to serve as executive officers and analyzing and recommending such persons to the Board.

Criteria established for the selection of candidates for the Board include:
▪An understanding of business and financial affairs and the complexities of an organization that operates as a public company;
▪A genuine interest in representing all of our stockholders and the interests of the Company overall;
▪A willingness and ability to spend the necessary time required to function effectively as a director;
▪An open-minded approach to matters and the resolve and ability to independently analyze matters presented for consideration;
▪A reputation for honesty and integrity that is above reproach;
▪Any qualifications required of independent directors by the NASDAQ Stock Market and applicable law; and
▪As to any candidate who is an incumbent director (who continues to be otherwise qualified), the extent to which the continuing service of such person would promote stability and continuity amongst the Board as a result of such person's familiarity and insight into the Company's affairs, and such person's prior demonstrated ability to work with the Board as a collective body.
Director nominees are generally identified by our directors, stockholders or officers based on industry and business contacts. Regardless of the source of the nomination, nominees are interviewed and evaluated by the Nominating and Governance Committee, other members of the management team, and the Board as deemed appropriate by the Nominating and Governance Committee. The Nominating and Governance Committee then presents qualified candidates to the Board for a final discussion and vote.
We do not have a formal policy with respect to the consideration of diversity in the identification of director nominees, but the Nominating and Governance Committee strives to select candidates for nomination to the Board with a variety of backgrounds and complementary skills so that, as a group, the Board possesses the appropriate talent, skills, perspectives and expertise to oversee the Company's businesses.
Under the Nominating and Governance Committee Charter, the Nominating and Governance Committee will consider nominees submitted by our stockholders. Recommendations of individuals that meet the criteria set forth in the Nominating and Governance Committee Charter for election at our 2022 Annual Meeting of Stockholders may be submitted to the Nominating and Governance Committee in care of Ted Sanders, General Counsel and Secretary, at 8051 E. Maplewood Ave., Ste. 210, Greenwood Village 80111 no later than December 31, 2021.

RELATED PARTY TRANSACTIONS
On May 5, 2017, the Board adopted a Tax Asset Protection Plan (the "TAPP") in an effort to protect stockholder value by attempting to diminish the risk that the Company may be limited to its ability to use its net operating losses and general business credit carry-overs (collectively, the "Tax Attributes") to reduce potential future federal income tax obligations. If the Company experiences an "ownership change," as defined in Section 382 of the Internal Revenue Code, its ability to use the Tax Attributes may be substantially limited, and the timing of the usage of the Tax Attributes could be substantially delayed, which could therefore significantly impair the value of that asset. The TAPP is intended to act as a deterrent to any person acquiring beneficial ownership of 4.99% or more of the Company’s Common Stock without the approval of the Board. The Board may, in its sole discretion, exempt any person from triggering the shareholder rights described in the TAPP.
On April 8, 2020, the Board approved the Third Amendment to the TAPP ("Third Amendment") that amended the TAPP, as previously amended by the First and Second Amendments that were approved by the Board on April 6, 2018 and April 5, 2019, respectively. The Third Amendment amended the definition of "Final Expiration Date" under the TAPP to extend the duration of the TAPP and makes associated changes in connection therewith. At our 2020 annual meeting of stockholders, our stockholders approved the Third Amendment, thus the Final Expiration Date will be the close of business on December 31, 2021.
Gilbert Li, a director of the Company, is the Co-Founder and Managing Partner of Alta Fundamental Advisers ("Alta"), a private investment company that beneficially owned as of March 31, 2021 approximately 10.51% of the Company's outstanding Common Stock. In each of 2018 and 2019, Alta requested an exemption under the TAPP for the acquisition or ownership of outstanding common stock of the Company (individually, the "Alta Exemption Request") in order to purchase additional shares of Common Stock without triggering the shareholder rights described in the TAPP.
On November 6, 2018 and November 25, 2019, respectively, the Board, with Mr. Li abstaining, and the Audit Committee of the Board, approved each Alta Exemption Request and the related party transaction.
On February 27, 2019, the Board voted to increase the size of the Board from five directors to seven directors and appointed Brian Leen to the Board to fill one of the resulting vacancies effective February 27, 2019. Mr. Leen served as President and Chief Executive Officer of Carbon Solutions until December 7, 2018, the date of the Carbon Solutions Acquisition.
In connection with the Carbon Solutions Acquisition, Mr. Leen's position with Carbon Solutions was eliminated. Mr. Leen and the Company entered into a Release of Claims and Separation Agreement (the "Separation Agreement"), pursuant to which the Company agreed to pay him $2.2 million in compensation, which included previously agreed to retention bonuses plus a year of severance pay in the form of salary and bonuses, over the 52 weeks following the effective date of this Separation Agreement.
As a non-employee director, Mr. Leen received the compensation offered to all of the Company's non-employee directors for services on the Board, as disclosed below. On April 8, 2021, Mr. Leen resigned from his position on the Board, effectively immediately.

DIRECTOR COMPENSATION
Our Nominating and Governance Committee has responsibility for reviewing the compensation plan for our non-management directors annually and making recommendations to the entire Board for approval. The Nominating and Governance Committee has not delegated authority to any other person to determine director compensation. Our management has made recommendations to the Nominating and Governance Committee regarding their views as to the appropriate amount and form of compensation (i.e., cash or stock) and tax and accounting ramifications of awards. In addition, the executive officer who serves on our Board, if any, votes on the recommendations for director compensation made by the Nominating and Governance Committee to the Board.
The Compensation Committee retained Lyons, Benenson & Company ("LB & Co."), to provide a market analysis of the Company’s director compensation relative to our peer companies and to recommend the amount and form of such compensation to be paid in the future. Based on this peer company information and other matters considered, the Compensation Committee adjusted director compensation for 2020. For the Annual Retainer, effective January 1, 2020, directors will be paid at least 50% in Company stock, as described below.

Compensation Component	January 1, 2020 - December 31, 2020*
Annual Retainer	$147,850, with at least 50% paid in Company stock
Chairman of the Board Retainer	$32,500
Chairman of the Audit Committee Retainer	$20,000
Chairman of the Compensation Committee Retainer	$12,500
Chairman of the Nominating and Governance Committee Retainer	$10,000
Chairman of Activated Carbon Committee	$25,000
Compensation Committee Member Service Retainer	$10,000
Audit Committee Member Service Retainer	$7,500
Nominating and Governance Member Service Retainer	$5,000
Activated Carbon Committee Member Retainer	$5,000
Board of Managers of Tinuum Group, LLC Service Retainer	$20,000
*Amounts shown are on an annual basis. Unless specified otherwise, all amounts are payable in cash.
In February 2019, the Nominating and Governance Committee created a new committee, the Activated Carbon Committee, which was created to evaluate adjacent market growth opportunities for the activated carbon business. This committee was subsequently disbanded by the Board effective April 8, 2020. While the Active Carbon Committee was in existence, Mr. Leen, served as Chairman and Mr. Simonton and Ms. Eicher served on the committee.
On February 25, 2021, the Board created a limited term Steering Committee, which was created to assist management with cost containment and gross margin improvements. This committee was established for an initial duration of 90 days and Messrs. Wells and Leen and Ms. Eicher serve on the committee. Each committee member will be compensated $7,500 for their service on this committee.
On January 1, 2020, the Company granted an additional 974 shares of common stock to Ms. Eicher, Messrs. Leen, Pate, Simonton and Wells. Cash compensation was reduced.
Due to the current economic environment related to the coronavirus outbreak (COVID-19) and out of an abundance of caution, on April 8, 2020, the Board of Directors voted to reduce by 25% the cash portion of the directors' annual retainer for the second quarter of 2020.

The following table provides information regarding director compensation for the fiscal year ended December 31, 2020:

Name	Fees earned or paid in cash ($) (1)	Stock awards ($) (2)(3)	Option awards ($)	All other compensation	Total ($)
Carol Eicher	87,844	84,456	—	—	172,300
Brian Leen (4)	75,733	84,456	—	—	160,189
Gilbert Li	103,997	74,229	—	—	178,226
R. Carter Pate (5)	93,997	84,456	—	—	178,453
J. Taylor Simonton	90,344	84,456	—	—	174,800
L. Spencer Wells	131,497	84,456	—	—	215,953
(1) The cash amounts earned by each director are made up of the following amounts:

Name	Annual Retainer ($)	Annual Committee Chair Retainer ($)	Annual Committee Retainer ($)	Total ($)
Carol Eicher	68,997	10,000	8,847	87,844
Brian Leen (4)	68,997	6,736	—	75,733
Gilbert Li	68,997	—	35,000	103,997
R. Carter Pate (5)	68,997	12,500	12,500	93,997
J. Taylor Simonton	68,997	20,000	1,347	90,344
L. Spencer Wells	68,997	32,500	30,000	131,497

(2) The grant date fair value of each share of our Common Stock granted to non-employee directors over their past year of service to us is set forth in the following table and is computed in accordance with FASB ASC Topic 718, based on the close price on the date of determination. There were no forfeitures by directors during fiscal 2020.

Grantees	Shares	Value	Determination Date
Eicher, Leen, Pate, Simonton and Wells	4,870	$51,135	1/1/2020
Eicher, Leen, Li, Pate, Simonton and Wells	91,452	$445,371	7/1/2020
(3) As of December 31, 2020, our non-employee directors held the following number of shares of unvested restricted stock, which were granted in 2020: Ms. Eicher—7,622, Mr. Leen—7,622, Mr. Li—7,622, Mr. Pate—7,622, Mr. Simonton—7,622 and Mr. Wells—7,622.
(4) Mr. Leen resigned from the Board, effective April 8, 2021.
(5) Mr. Pate has chosen not to stand for re-election at the Annual Meeting and will cease being a director at that time.

All directors receive reimbursement for reasonable out-of-pocket expenses incurred in connection with meetings of our Board.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Common Stock

The following table provides information with respect to the beneficial ownership of the Company's Common Stock by (1) each current director of the Company, (2) each named executive officer currently serving the Company, (3) all directors and executive officers as a group, and (4) each person beneficially owning more than 5% of our outstanding Common Stock. We base the share amounts shown on each person's beneficial ownership as of March 31, 2021, including options exercisable within 60 days thereof, unless we indicate some other basis for the share amounts. Percentage ownership is calculated based on 18,863,232 shares outstanding as of March 31, 2021, including securities deemed outstanding pursuant to Rule 13d-3(d)(1) under the Exchange Act. For persons beneficially owning more than 5% of our outstanding Common Stock, the Company has used the most recent ownership filings related to the below table. Except as noted below, each of the persons named below has sole voting and investment power for the respective shares.

Name (1)	Current Shares Beneficially Owned (1)	Percent of Shares Beneficially Owned
Carol Eicher	19,725	*
Morgan Fields	14,601	*
Gilbert Li (2)	1,981,889	10.51%
Greg P. Marken	83,709	*
R. Carter Pate (3)	34,683	*
J. Taylor Simonton	40,738	*
L. Spencer Wells	40,694	*
Joe M. Wong	39,046	*
All Directors and Executive Officers as a Group (8 persons)	2,255,085	11.95%
Certain Other Owners:
Apollo Capital Management, L.P. (4)	1,801,195	9.55%
Franklin Resources, Inc. (5)	1,724,209	9.14%
BlackRock, Inc. (6)	1,210,360	6.42%
Adage Capital Management, L.P. (7)	950,000	5.04%

* Less than 1%
(1)     Except as otherwise noted and for shares held by a spouse and other members of the person's immediate family who share a household with the named person, the named persons have sole voting and investment power over the indicated shares. This column also includes shares held in trust that are beneficially owned. Beneficial ownership of some or all of the shares listed may be disclaimed. The address of each of our named executive officers and directors is 8051 E. Maplewood Ave., Ste. 210, Greenwood Village 80111.
(2) Based on a Form 4 filed for Alta Fundamental Advisers LLC on July 3, 2020 with the SEC reporting beneficial ownership as of July 1, 2020. Alta Fundamental Advisers LLC has sole voting power over 1,981,889 shares and sole dispositive power over 1,981,889 shares. Alta Fundamental Advisers LLC's address is 777 Third Avenue, Suite 19A, New York, NY. Mr. Li, a member of the Board of Directors, is also a Manager of Alta Fundamental Advisers LLC and has dispositive powers over these shares.
(3) Our current director, Mr. Pate has chosen not to stand for re-election to the Board at the annual meeting.
(4)    Based on schedule 13G filed by Apollo Management Holdings GP, LLC on February 12, 2021 with the SEC reporting beneficial ownership as of January 23, 2020. Apollo Management Holdings GP, LLC has sole voting power over 1,801,195 shares and sole dispositive power over 1,801,195 shares. Apollo Management Holdings GP, LLC's address is 9 W. 57th Street, New York, NY 10019.
(5)    Based on schedule 13G filed by Franklin Resources, Inc. on February 7, 2017 with the SEC reporting beneficial ownership as of December 31, 2016. Franklin Resources, Inc. has shared voting power over 1,724,209 shares and shared dispositive power over 1,724,209 shares. From additional sources, the Company understands this beneficial ownership information remains correct as of December 31, 2020. Franklin Resources, Inc.'s address is 101 John F. Kennedy Parkway, Short Hills, NJ 07078.

(6) Based on schedule 13G/A filed by BlackRock, Inc. on January 29, 2021 with the SEC reporting beneficial ownership as of December 31, 2020. BlackRock, Inc. has sole voting power over 1,196,340 shares and sole dispositive power over 1,210,360 shares. BlackRock, Inc.'s address is 55 East 52nd Street, New York, NY.
(7) Based on schedule 13G filed by Adage Capital Management, L.P. on December 28, 2020 with the SEC reporting beneficial ownership as of December 17, 2020. Adage Capital Management, L.P. has sole voting power and shared dispositive power over 950,000 shares. Adage Capital Management, L.P. has sole dispositive power over 950,000 shares. Adage Capital Management, L.P. 's address is 200 Clarendon Street, 52nd Floor, Boston, Massachusetts 02116.
Restricted Stock Awards
Restricted stock awards ("RSA's") represent restricted shares of our Common Stock that will become unrestricted based upon vesting, subject to risk of forfeiture and cancellation. RSA's have voting rights. The RSA awards vest pursuant to dates established by their corresponding RSA agreement.

PROPOSAL TWO
APPROVAL, ON AN ADVISORY BASIS, OF THE COMPANY'S COMPENSATION PAID TO NAMED EXECUTIVE OFFICERS
Pursuant to Section 14A of the Exchange Act, we are seeking a non-binding advisory vote on the compensation of named executive officers as disclosed in the section of this Proxy Statement titled "Executive Compensation." The Board proposes the following resolution for approval by the stockholders:
RESOLVED, that the stockholders approve the compensation of the Company's named executive officers as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission (which includes the Compensation Discussion and Analysis, the compensation tables and related narrative discussion).
Board Recommendation
Our Board recommends a vote "FOR" the proposal to approve, on an advisory basis, the Company's compensation paid to named executive officers.

Executive Officers of the Company
The following table sets forth certain information about our named executive officers as of the date of this Proxy Statement:

Name	Age	Position
Greg P. Marken	39	Interim President and Chief Executive Officer, Treasurer
Joe M. Wong	60	Chief Technology Officer
Morgan Fields	40	Vice President of Accounting
The specific experience, qualifications and background of each current executive officer are as follows:

Greg P. Marken
Interim Chief Executive Officer and Treasurer
Business Experience:

Mr. Marken served as Chief Financial Officer and Treasurer from March 1, 2018 to July 1, 2020, when the Board appointed Mr. Marken as interim President and Chief Executive Officer of the Company. Mr. Marken is also a Director or Manager and an officer for all 100% owned ADES subsidiaries and a Manager on the Board of Managers of Tinuum Group. Previously, he was our Chief Accounting Officer, a position he held from June 2016 until his appointment as our Chief Financial Officer. Mr. Marken served as our Secretary from August 2016 to May 2020. Mr. Marken joined ADES in January 2015 as the Director of SEC Reporting and Technical Accounting. Prior to joining the Company, Mr. Marken held various positions at Ernst & Young, LLP from 2005 through 2015 including Senior Manager, assurance services.

Education:
Mr. Marken received his BBA in accounting and MS in finance from Texas A&M University. Mr. Marken is a CPA.

Joe M. Wong
Chief Technology Officer
Business Experience:

Mr. Wong has over 35 years of industrial leadership experience in research & development, product development and business growth in specialty materials. Prior to joining ADES in 2018, Mr. Wong served as the Chief Technology Officer for ADA Carbon Solutions since 2011. Before ADA Carbon Solutions, Mr. Wong worked for three years in private consulting, preceded by 21 years with MeadWestvaco Corporation in senior leadership positions for the Specialty Chemicals and Research & Development sectors.

Education:
Mr. Wong holds a PhD in Chemical Engineering from the University of Texas.

Morgan Fields
Vice President of Accounting
Business Experience:

Ms. Fields has over 15 years of accounting and consulting experience serving a variety of companies and industries. Ms. Fields has consulted with the Company on various projects since 2019, including assisting with system implementations and oversight of internal control over financial reporting framework. Prior to working with the Company, Ms. Fields' career included being the Director of Accounting for Cerapedics, Inc. from 2018 to 2019 and the Chief Accounting Officer for Rezolute, Inc. (RZLT) from 2014 to 2018. Before that, she held various other accounting and finance roles, including Assurance Director, with RSM US LLP.
Education:
Ms. Fields holds a Bachelors and Masters of Accounting from the University of Northern Iowa.

EXECUTIVE COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS
In this Compensation Discussion and Analysis, we provide an analysis and explanation of our compensation program and the compensation earned by our executive officers in the fiscal year ended December 31, 2020. Our Compensation Committee is charged with establishing the Company's philosophy for executive compensation and approval, oversight, implementation and administration of executive compensation and benefits. Generally, the President and Chief Executive Officer of the Company makes recommendations to the Compensation Committee regarding executive compensation other than for himself; however, authority to approve compensation, performance goals and objectives for all named executive officers is vested in the Compensation Committee.
For compensation awarded in 2020, in addition to extensive communications among its members, the Compensation Committee reviewed a report provided by its independent compensation consultant (LB & Co.), including market compensation analysis and peer group compensation data. Further, the Compensation Committee reviewed recommendations made by the Company's management for performance, experience and retention and was supported by generally available market data.
Overview - Executive compensation philosophy
Our philosophy for executive compensation is set forth in a document entitled "Executive Compensation Philosophy and Objectives" (the "EC Philosophy") adopted by the Compensation Committee on January 2, 2014. The EC Philosophy, which our Compensation Committee continues to follow, is designed to support achievement of our strategies and goals, thereby creating long-term value for our stockholders and customers and ensuring our ability to recruit and retain highly qualified executive employees. Our EC Philosophy:

▪Supports the Company's vision, mission, strategy, and values to generate profitability and sustained growth in the long-term best interests of our stockholders;
▪Aligns executive compensation with measures of performance tied to the strategic and operational performance of the business and stockholder returns;
▪Rewards executives on the basis of merit for individually and collectively achieving a leadership culture, innovation and excellence within the Company, and delivering sustained high performance to the Company, taking into consideration each executive's qualifications, level of responsibility and contribution to the Company's long-term performance;
▪Encourages competency-building by linking career development, performance management and compensation rewards;
▪Attracts and retains the best executive talent and a highly qualified diverse workforce within a non-discriminatory, merit-based compensation program; and
▪Uses external compensation data to benchmark comparable positions in similar industries and companies within our geographical region as one key factor in establishing the competitiveness of our executive salaries, incentives and benefits.
Our Compensation Committee has made incentive cash bonuses and long-term equity incentive awards consistent with the EC Philosophy. The long-term equity incentive awards are made under our 2017 Omnibus Incentive Plan (the "2017 Plan"). We believe that our compensation policies and practices do not motivate excessive or imprudent risk-taking. We note the following key aspects of our compensation policies and practices in making this determination:
▪The Company's EC Philosophy is based on balanced performance metrics that promote disciplined progress towards long-term Company goals in addition to the short-term health of the organization;
▪We do not offer significant short-term incentives that might drive high-risk investments at the expense of long-term Company value; and
▪The Company's compensation programs are weighted towards offering long-term incentives.
Because of these factors, we believe that our compensation policies and practices, both for our employees and our executive officers, do not create risks that are reasonably likely to have a material adverse effect on the Company.
The Company provides its stockholders with the opportunity to cast an advisory vote on annual executive compensation (a "say-on-pay proposal"). At the Company’s Annual Meeting in 2020, approximately 95.3% of the votes cast on the say-on-pay advisory vote regarding the executive compensation for the fiscal year ended December 31, 2019 were in favor of the proposal, which the Compensation Committee reviewed in assessing executive compensation for the fiscal year ending December 31, 2020. Proposal 2 included in the Proxy Statement is a say-on-pay advisory vote regarding the executive compensation for the fiscal year ending December 31, 2020 as described in this Proxy Statement. The Compensation Committee will continue to consider the results of the Company's say-on-pay votes when making future compensation decisions for the Company's executive officers, including named executive officers.
On February 25, 2021 and April 9, 2021, respectively, the Compensation Committee adopted objectives and related performance metrics to the Long-Term Incentive Plan ("LTIP") and Executive Short-Term Incentive Plan ("ESTIP") documents that are within the EC Philosophy. While the philosophy has not changed, the incentives for our executive officers were updated in order to promote progress towards long-term Company goals in addition to the short-term health of the organization.
Independent Compensation Consultant
For compensation related to 2020 and beyond, the Compensation Committee retained LB & Co., to provide a market analysis of the Company’s executive and director compensation relative to our peer companies and to recommend the amount and form of such compensation to be paid in the future. LB & Co. compared the compensation practices of the Company to 17 peer group companies from a number of similar industries, including Commodity Chemicals, Environmental and Facility Services, Fertilizers and Agricultural Chemicals, Industrial Machinery, Oil and Gas Equipment and Services, Oil and Gas Refining and Marketing, and Specialty Chemicals. The Compensation Committee reviewed these peer companies and approved their use for comparison to the Company.
Compensation of Named Executive Officers
The Company's named executive officers ("NEOs") during 2020 were:

Name	Age	Positions
Greg P. Marken	39	Interim President and Chief Executive Officer, Treasurer
Christine Bellino	67	Former Chief Accounting Officer
Joe M. Wong	60	Chief Technology Officer
L. Heath Sampson	50	Former President, Chief Executive Officer and Director
Heath Sampson resigned as our President and Chief Executive Officer effective June 30, 2020 as well as resigned as a director, effective June 16, 2020. The Board appointed Greg Marken, the Company's prior Chief Financial Officer, Treasurer and Secretary as interim President and Chief Executive Officer, effective July 1, 2020. Christine Bellino was appointed our Chief Accounting Officer on May 7, 2020 and assumed the role of our principal financial officer effective July 1, 2020. Ms. Bellino retired from the Company on March 31, 2021. Ted Sanders, the Company's General Counsel was appointed Secretary effective June 30, 2020.
The compensation for our NEOs currently consists of three elements: base salaries, annual incentive cash bonuses and long term equity incentive awards in the form of RSA's and PSU's. Executive compensation is designed to reward performance in a straightforward and transparent manner.
Base Salaries
Base salary is defined as ongoing, cash compensation paid bi-weekly based on such factors as job responsibilities, external competitiveness, and the individual's experience and performance. Pay ranges have been set based on the market where the Company competes for similar positions, with consideration given for employees serving similar functions in comparable companies. Base salary is typically increased annually based on performance and cost of labor/living increases. With the use of market data, the Compensation Committee considers the size of and whether to grant merit increases based on data from comparable companies, as well as review of an officer's annual performance and meeting of objectives. The Company attempts to ensure middle market pay for solid performers and to consider higher levels of pay for outstanding performers. The Company does not intend to be a market leader in base compensation.
On February 27, 2019, the Compensation Committee approved an increase in Mr. Marken's base salary to $309,000, effective April 1, 2019, based on general market data. On August 12, 2020, the Compensation Committee approved an increase in Mr. Marken's base salary to $450,000, given Mr. Marken's appointment to Interim Chief Executive Officer, contingent and effective upon completion of the Master Supply Agreement. On February 24, 2021, the Compensation Committee approved an increase in Mr. Marken's base salary to $460,000 based on general market data.
On May 6, 2020, the BOD approved the creation of the Chief Accounting Officer position and appointed Christine Bellino to such position effective May 7, 2020. Upon her appointment to Chief Accounting Officer, Ms. Bellino's base salary is $260,000. Effective March 31, 2021, Ms. Bellino retired from the Company.
On February 25, 2021, the Company's board of directors approved the creation of the Vice President of Accounting position and appointment of Morgan Fields to such position effective March 1, 2021. Ms. Fields' base salary is $215,000.

During 2019, Joe Wong was determined to be an NEO. Mr. Wong's base salary during that year was $300,000. On February 24, 2021, the Compensation Committee approved an increase in Mr. Wong's base salary to $306,000.
On April 24, 2015, the Compensation Committee approved Mr. Sampson’s base salary of $500,000 effective April 1, 2015 given his promotion to President and Chief Executive Officer based on the Compensation Committee’s review of market data.
Incentive Compensation
The Company uses incentive compensation in the form of cash, stock and other equity awards to motivate executives and align executive and stockholder interests. Incentive amounts are set based on job position and market practices. Incentives paid are subject to payroll taxes and other customary withholdings.
The Short-Term Incentive Plan ("STIP") is designed to motivate executives to achieve critical short-term goals, typically within a twelve-month period, that are expected to contribute to the long-term health and value of the Company. Incentives may be paid in cash or equity as determined by the Compensation Committee. The Compensation Committee adopted the ESTIP in September 2015 to further establish terms and conditions for cash awards made under the STIP. The Compensation Committee makes STIP awards under the 2017 Plan and the ESTIP.
The LTIP is designed to align executives’ interests with those of the Company's stockholders and to provide consistency with the Compensation Committee's approach to performance-based pay. Equity awards are the primary long-term incentive instrument and may be in the form of RSAs or performance stock units ("PSUs"). Equity awards vest over time based on continuous service, or over time based on achievement of certain performance measures set by the Compensation Committee at the time of the grant, considering accounting and regulatory restrictions and the financial condition of the Company. Awards under the LTIP to a participant will typically be made 50% as RSAs and 50% as PSUs. PSUs are vested upon achievement, as certified by the Compensation Committee, of one or more performance measures measured over one to three years. The Company’s updated LTIP was adopted February 26, 2020. LTIP awards are made under the 2017 Plan. Generally, equity awards are granted on the same day that the Compensation Committee approves such award.
From time to time, the Board or Compensation Committee may recognize exemplary performance of any executive with a cash or equity award. Exemplary performance is performance that the Board or Compensation Committee determines to have required significant effort and commitment and is determined to have had a significant positive impact on the current or future performance of the organization. No other payments were made in 2020 and 2019 except as set forth below under the "Additional Executive Compensation Awards" section.
The stock portions of the 2020 and 2019 incentive awards are shown below in the Summary Compensation table under the "Stock Awards" column. The cash portions of the 2020 and 2019 incentive awards, which are defined under the STIP, are shown below in the Summary Compensation table under the "Non-Equity Incentive Plan Compensation" column.
STIP Incentive Compensation for 2020
On February 26, 2020, the Compensation Committee established cash bonus targets for the NEOs as set forth in the following table. The performance goals, on which the awards are based, are Company and individual performance goals approved by the Compensation Committee. Company performance goals include the attainment of performance-based metrics reviewed and approved by the Compensation Committee. Specific metrics are not disclosed for competitive reasons, but generally are tied to achieving certain financial metrics.

Percentage of Base Salary
Named Executive Officer	Maximum
Greg P. Marken	50%
Christine Bellino	N/A
Joe M. Wong	50%
Heath Sampson	100%
In 2020, Messrs. Marken, Wong and Sampson were awarded a cash bonus at 46%, 46% and 0%, respectively, of the maximum target based on Company and individual performance goals approved by the Compensation Committee. Ms. Bellino was awarded a flat cash bonus in accordance with her employment agreement.
LTIP Incentive Compensation for 2020
On February 26, 2020, the Compensation Committee approved grants of restricted stock awards for shares of the Company's Common Stock to NEOs as set forth in the table below, effective March 23, 2020. The restricted stock awards for Messrs. Marken and Wong vest annually at a rate of one-third over a three-year vesting period subject to each respective officer’s continuous service to the Company. The PSU's for Messrs. Marken and Wong vest after three years.

Given the short-term nature of Ms. Bellino's employment agreement with the Company, no equity awards were granted.
In connection with Mr. Sampson's resignation and under the Release of Claims and Separation Agreement (the "Settlement Agreement") entered into between Mr. Sampson and the Company, all unvested restricted stock awards and the maximum attainable shares on Mr. Sampson's outstanding performance stock units vested immediately upon the effectiveness of the Settlement Agreement, which was effective July 1, 2020.

Named Executive Officer	Percentage of Base Salary	Number of Restricted Shares	Number of Performance Stock Units
Greg P. Marken	65%	9,130	9,129
Joe M. Wong	65%	8,864	8,863
Heath Sampson	100%	23,864	23,863
STIP Incentive Compensation for 2021
On April 9, 2021, the Compensation Committee established cash bonus targets for the NEOs as set forth in the following table. The performance goals on which the awards are based on Company and individual performance goals approved by the Compensation Committee. Company performance goals include the attainment of performance-based metrics reviewed and approved by the Compensation Committee. Specific metrics are not disclosed for competitive reasons, but generally are tied to achieving certain financial metrics.

Percentage of Base Salary
Named Executive Officer	Maximum
Greg P. Marken	75%
Joe M. Wong	50%
Morgan Fields	40%

LTIP Incentive Compensation for 2021
On February 24, 2021, the Compensation Committee approved grants of restricted stock awards for shares of the Company's Common Stock and performance stock units to NEOs as set forth in the table below, effective March 23, 2021. The restricted stock awards for Messrs. Marken, Wong and Ms. Fields vest annually at a rate of one-third over a three-year vesting period subject to each respective officer's continuous service to the Company. The PSU's for Messrs. Marken and Wong vest after three years.

Named Executive Officer	Percentage of Base Salary	Number of Restricted Shares	Number of Performance Stock Units
Greg P. Marken	75%	29,287	29,287
Joe M. Wong	65%	16,885	16,884
Morgan Fields	40%	14,601	—
Additional Executive Compensation Awards
2020 Bonus for Completion of Master Supply Agreement
On August 12, 2020, the Compensation Committee approved a cash bonus payment to Mr. Marken of $35,250, contingent upon the completion of the Master Supply Agreement with Cabot Norit Americas, Inc. on September 30, 2020.
On December 17, 2020, the Compensation Committee approved an additional cash bonus payment of $262,500 to Mr. Sampson. On February 24, 2021, the Compensation Committee approved an additional cash bonus payment of $40,625 and $22,500 to Messrs. Marken and Wong, respectively. The cash bonus was in recognition of efforts in 2019 and 2020 leading to the successful completion of the Master Supply Agreement with Cabot Norit Americas, Inc. on September 30, 2020.
Other Aspects of Executive Employment
In the event of a restatement of income, any overpayments of incentive pay made to executives based on such restatement of income may be reclaimed at the discretion of the Compensation Committee. ADES' Insider Trading Policy prohibits directors and executives from entering into any transaction relating to hedging ADES securities, including zero-cost collars or forward-sale transactions.
We maintained key person term insurance for our Former Chief Executive Officer in the amount of $5 million through his termination date of June 30, 2020. The policies may be assigned to the individuals upon termination of employment (other than for cause) whereupon the executive would be responsible for any premium payments. We maintain long term disability policies for executives of the Company for up to $174,000 per year.
Executives are encouraged to own a number of shares of our Common Stock equal to a value of at least one times their annual base salary. Ownership is calculated considering holdings of restricted stock and PSU's, whether or not such holdings have vested, private holdings, shares held in retirement accounts and other shares attributed to the executive in accordance with Section 16 of the Exchange Act. Holding of options to purchase shares of our Common Stock also will be considered in the ownership calculation by adding the value of the spread of in-the-money options to the total value of other holdings. Mr. Marken of the Company met the executive equity ownership guidelines as of December 31, 2020. Mr. Wong, a new NEO in 2019, and Ms. Fields, a new NEO in 2021, have generally a 3-year period in which to meet the executive equity ownership guidelines.
So long as the stock ownership guidelines are met, executives may sell unrestricted stock and may exercise vested stock options and sell shares of the Company's Common Stock to pay for the exercise price and withholding tax, except as otherwise provided for in the underlying stock option agreement. It is preferred that executives own shares of the Company's Common Stock for a period greater than twelve months before selling it. Executives are advised to seek pre-approval of any exercise of stock options or sale of shares of our Common Stock at least 30 days in advance or the executive must be engaged in a pre-announced program sale in compliance with federal securities laws. All executive stock transactions must be made in compliance with our insider trading policy.
Pursuant to Section 16(b) of the Exchange Act, executives leaving the Company are encouraged to hold their stock in the Company for at least six months after leaving the Company.
The Company's Profit Sharing Retirement Plan ("401(k) Plan") is available to all eligible employees, including NEOs. Beginning in 2018, the Company elected to make safe harbor nonelective contributions to eligible employees. Pursuant to the safe harbor nonelective contributions notice, we make contributions to each eligible employee's account in an amount equal to three percent of eligible compensation, and will continue to do so unless the 401(k) Plan is amended or terminated. Additionally, at the discretion of the Board, the Company may make contributions based on the profitability of the Company to those accounts. In 2020, we made our matching contributions in cash. No discretionary contributions were made to the 401(k) Plan in 2020 other than as discussed above.
 Employee and Company contributions to the 401(k) Plan are 100% vested.

Summary Compensation Table
The following table presents information regarding compensation earned by or awards to our NEOs during fiscal years 2020 and 2019:

Name and Principal Position	Year	Salary ($)	Bonus ($) (1)	Stock Awards ($) (2)	Option Awards ($) (3)	Non-Equity Incentive Plan Compensation ($) (4)	All Other Compensation ($) (5)	Total ($)

Greg P. Marken (6)	2020	341,539	75,875	103,985	—	129,375	8,550	659,324
Interim President and Chief Executive Officer, Treasurer	2019	306,577	—	159,500	—	115,900	8,400	590,377

Christine Bellino (7)	2020	166,000	—	—	—	100,000	4,980	270,980
Former Chief Accounting Officer

Joe M. Wong	2020	334,617	22,500	100,955	—	69,000	8,550	535,622
Chief Technology Officer	2019	288,954	—	144,139	—	112,600	8,400	554,093

L. Heath Sampson	2020	276,635	262,500	271,805	—	—	271,050	1,081,990
Former President, Chief Executive Officer and Director	2019	518,270	—	608,300	—	—	30,275	1,156,845

(1)Because our primary short-term incentive compensation arrangement for salaried employees ("STIP") has mandatory performance measures that must be achieved before there is any payout to NEOs, amounts paid under the STIP are shown in the Non-Equity Incentive Plan Compensation column of the table, rather than the Bonus column. Amounts earned in 2020 represent bonuses paid to certain executives relating to the completion of the Master Supply Agreement.
(2)The amounts in this column represent the aggregate grant date fair values of RSA awards computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, "Compensation-Stock Compensation" ("FASB ASC Topic 718"). These grant date fair values have been determined based on the assumptions and methodologies discussed in Note 16 of the Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020. PSU awards are subject to market-based performance conditions relating to the relative placement of the Company’s total stockholder return ("TSR") for the three-year performance period based on the relative performance of the Company's TSR performance compared to the respective TSRs of a specified group of peer companies. The table below presents the PSU awards for the fiscal year ended December 31, 2020 based on an earned percentage of 100% (grant date fair value disclosed above) and an earned percentage of 200%, which is the highest level of performance conditions that can be achieved. The difference between the "Stock Award" amounts in the table above and the "PSU-if earned, target ($)" amounts in the table below represents the grant date fair values attributable to the RSA awards.

Name and Principal Position	Year	PSU - if earned, target ($)	PSU - if earned, maximum ($)
Greg P. Marken (6)	2020	56,326	112,652
Joe M. Wong	2020	54,685	109,370
L. Heath Sampson	2020	147,235	294,470
(3)The amounts in this column represent the aggregate grant date fair values of stock options computed in accordance with FASB ASC Topic 718.
(4)The amounts in this column represent the bonuses earned in the year under the STIP.

(5)The All Other Compensation amounts earned by each NEO are made up of the amounts in the table below:

Name	Year	Matching contributions to 401(k) ($)	Severance ($)	Other ($) (8)	Total ($)
Greg P. Marken (6)	2020	8,550	—	—	8,550
	2019	8,400	—	—	8,400

Christine Bellino (7)	2020	4,980	—	—	4,980

Joe M. Wong	2020	8,550	—	—	8,550
	2019	8,400	—	—	8,400

L. Heath Sampson	2020	8,550	262,500	—	271,050
	2019	8,400	—	21,875	30,275
(6)Effective July 1, 2020, Mr. Marken was appointed Interim Chief Executive Officer and Treasurer of the Company. Prior to that date he was the Company's Chief Financial Officer, Secretary and Treasurer.
(7)Effective May 7, 2020, Ms. Bellino was appointed our Chief Accounting Officer. She became our principal financial officer effective July 1, 2020. She retired from the Company effective March 31, 2021.
(8)The amounts in this column for Mr. Sampson relate to dividends paid on unvested participating RSA awards.
Equity Compensation Plans (Stock Incentive Plans)
2017 Omnibus Incentive Plan
During 2017, the Company adopted the stockholder-approved 2017 Plan, which authorized the issuance of shares of Common Stock, restricted stock or other rights or benefits under the plan to any employee, director, or consultant of the Company or its subsidiaries. The purposes of the 2017 Plan are to attract and retain the best available personnel, to provide additional incentives to employees and consultants and to promote the success of the Company's business. The number of shares authorized for issuance under the 2017 Plan is limited to 2,000,000.
The 2017 Plan will end 10 years after the date of its adoption, if not earlier terminated by the Board. It may be amended, modified or terminated at any time if and when it is advisable in the absolute discretion of the Board, although certain amendments are subject to approval of regulatory bodies and our stockholders. The Compensation Committee is the plan administrator of the 2017 Omnibus Incentive Plan. During 2020, 315,383 RSA's were granted from the 2017 Plan. As of December 31, 2020, 1,135,112 shares of Common Stock are available for issuance under the 2017 Plan.
Grants of Plan-Based Awards
The following table presents information regarding grants of Plan-based awards to our NEOs during the fiscal year ended December 31, 2020.

	Grant Date		Estimated future payouts under equity incentive plan awards			All other options awards: number of securities of underlying options (#)	Exercise or base price of option awards ($/sh)	Grant date fair value of stock and option awards (1)
Name			Threshold (#)	Target (#)	Maximum (#)
Greg P. Marken	3/23/2020	(2)	—	9,130	—	—	—	47,659
	3/23/2020	(3)	—	9,129	18,258	—	—	56,326
Joe M. Wong	3/23/2020	(2)	—	8,864	—	—	—	46,270
	3/23/2020	(3)	—	8,863	17,726	—	—	54,685
L. Heath Sampson	3/23/2020	(2)	—	23,864	—	—	—	124,570
	3/23/2020	(3)	—	23,863	47,726	—	—	147,235
(1)The grant date fair value of a PSU is calculated using a Monte Carlo simulation model, and the aggregate grant date fair value represented in this column for PSU's is calculated based upon the target number of PSU's granted.
(2)This amount represents RSA's that have no threshold or maximum amounts. The RSA's vest in equal installments on March 23, 2021, March 23, 2022 and March 23, 2023. Prior to vesting, the RSA's are subject to transfer restrictions and may be forfeited upon termination of employment. The RSA's are eligible to accrue dividends prior to vesting and will receive payment of accrued dividends upon vesting. Holders of RSA's have no rights as stockholders of Common Stock, until such time as the RSA's are settled for shares of Common Stock as of the vesting date.
(3)These amounts represent PSU's granted under our 2017 Plan. PSU's represent the right to receive, upon settlement of the PSU's after the completion of a three-year performance period ending December 31, 2022 a number of shares of our common stock that may be from 0% to 200% of the number of PSU's granted on the award date, depending on the extent to which our performance criteria have been achieved and the extent to which the PSU's have vested. The performance criteria for the PSU's are based on our total stockholder return ("TSR"), for the performance periods and the relative measure of our TSR performance compared to the specified group of peer companies. The PSU's will vest on March 10, 2023. The target amount represents the number of shares of common stock earned and to be issued upon settlement of the PSU's, assuming we achieve the target performance level established by our Compensation Committee. The threshold amount represents the number of shares of common stock earned and to be issued upon settlement of the PSU's, assuming we achieve the threshold performance level. The maximum amount represents the number of PSU's issued and the shares of common stock earned and to be issued upon settlement of PSU's, assuming we achieve the maximum performance level.
Outstanding Equity Awards at Fiscal Year End
The following table provides information regarding outstanding RSA and PSU equity awards held by our NEO's as of December 31, 2020:

	Stock awards
Name	Number of shares that have not vested (#)		Market value of shares that have not vested ($) (1)	Equity incentive plan awards: number of unearned units that have not vested (#)		Equity incentive plan awards: market or payout value of unearned units that have not vested ($) (1)
Greg P. Marken	5,556	(2)	30,558	—		—
	9,810	(3)	53,955	—		—
	9,130	(4)	50,215	9,129	(5)	50,210
Joe M. Wong	8,865	(3)	48,758	—		—
	8,864	(4)	48,752	8,863	(5)	48,747
(1) The market value of RSA's and PSU's that have not vested is calculated using the closing price of $5.50 of our Common Stock on December 31, 2020. The market value of PSU's is calculated based upon an attainment level of the target amount.
(2) These RSA's vested in full on March 23, 2021.
(3) These RSA's vested one-third on March 23, 2020, and one-third on March 23, 2021 and the remaining will vest one-third on March 23, 2022.
(4) These RSA's vested one-third on March 23, 2021, and one-third will vest on March 23, 2022, and one-third on March 23, 2023.
(5) These PSU's vest on March 23, 2023. The PSU's are subject to a three-year performance period ending December 31, 2022. The award is reported at an earned percentage of 100%.
There were no outstanding option awards held by our NEOs as of the fiscal year ended December 31, 2020.
Option Exercises and Stock Vested for Fiscal Year End
The following table provides information regarding options exercised and stock vested on an aggregate basis by our NEOs as of December 31, 2020:

	Option awards		Stock awards
Name	Number of shares acquired on exercise (#)	Value realized on exercise ($)	Number of shares acquired on vesting (#) (1)	Value realized on vesting ($) (1)
Greg Marken (2)	—	—	14,627	76,353
Joe M. Wong (2)	—	—	4,432	23,135
L. Heath Sampson (3)	—	—	179,419	889,158
(1) The value realized on vesting and settlement of the RSA's is computed by multiplying the number of shares of Common Stock issued upon the vesting and settlement of RSA's by the per share closing market price of the underlying shares on the date of settlement, or, if the settlement date was not a normal market trading date, then on the last normal market trading date which preceded the settlement date.
(2) The per share average market price used for the computation of the stock awards that vested and settled on March 23, 2020 was $5.22.

(3) The per share average market price used for the computation of the stock awards that vested and settled on March 23, 2020 and July 9, 2020 were $5.22 and $4.79, respectively.
Pension Benefits
No retirement payments or benefits were paid to any NEO of the Company in the fiscal years ended December 31, 2020 and 2019 except those matching contributions paid under the 401(k) Plan, which is a tax-qualified defined contribution plan.
Nonqualified Deferred Compensation
The Company does not currently have any nonqualified deferred compensation plans that apply to the NEOs nor are any such plans contemplated at this time.
Employment Contracts and Termination of Employment and Change-in-Control Arrangements
Potential Payments upon Termination or Change-in-Control
The amounts in this table assume the Company elects a one-year compliance period for the restrictive covenants as described below, except in the case of termination due to death or permanent disability, if a Change-in-Control event or termination of employment that triggers severance payments occurred on December 31, 2020.

Name	Cash Severance Payments ($)	Cash Bonus Payments ($) (1)	Vesting of Equity Awards ($) (1)	All Other Compensation ($)	Total ($)
Greg P. Marken	460,000	345,000	184,938	32,666	1,022,604
Christine Bellino (2)	—	—	—	—	—
Joe M. Wong	306,000	—	146,256	22,319	474,575
L. Heath Sampson (3)	—	—	—	—	—
(1) In the event of a termination due to death or permanent disability, only cash bonus payments and vesting of equity awards are paid.
(2) Ms. Bellino retired as our Chief Accounting Officer effective April 1, 2021. Based on Ms. Bellino's employment agreement there are no further payments upon termination.
(3) Mr. Sampson resigned as our President and Chief Executive Officer effective on June 30, 2020.  Upon such resignation and Mr. Sampson’s execution of a release, he was entitled to certain payments discussed above. There are no further payments.
Employment Agreements
L. Heath Sampson and Greg P. Marken
We have executed employment agreements with each of Messrs. Sampson and Marken.
In 2014, we amended the employment agreements of our existing executive officers at the time (the "2014 Amendment"). The 2014 Amendment clarifies the Company's and the executive officer's obligations in the event of death, disability or termination of employment. The amendments also contain certain covenants addressing non-competition, non-solicitation and non-divergence. Similarly, our executive officers hired after 2014 have executed a rider (the "Rider") to their employment agreements that contain provisions and covenants similar to those contained in the 2014 Amendment.
Pursuant to the terms of the employment agreements, as amended, upon termination of employment we must pay the terminated executive his or her base salary and other accrued benefits through the termination date. We must also pay additional amounts depending upon whether the termination was for or without "Cause" or "Good Reason," or whether the termination was for or without Cause or Good Reason following a "Change in Control."
If we terminate the executive's employment without Cause or if the executive resigns for Good Reason, we must pay the executive 12 months base salary.
If we terminate the executive's employment without Cause or if the executive resigns for Good Reason within 12 months following a Change in Control, we must pay 12 months base salary and the pro-rated portion of short term incentive cash bonuses that would have been earned if the executive had been employed for the full year as well as pay in stock the value of certain unvested equity awards.
For purposes of the 2014 Amendment, "Cause" means one or more of the following, where such conduct has had or is reasonably likely to have a material detrimental effect on the Company or a related person: (i) dishonesty, willful misconduct, or material breach of the Company's Code of Conduct; (ii) felony conviction of a crime involving dishonestly, breach of trust or physical harm to any person; or (iii) a breach of any fiduciary duty.

For purposes of the Rider, "Cause" means (i) the failure by an executive to substantially perform the essential functions of executive's duties or obligations in a satisfactory manner or material breach of any written agreement with us or an affiliate; (ii) dishonesty, willful misconduct, or material breach of our Code of Ethics and Business Conduct, knowing violation of any federal or state securities or tax laws, or any misconduct that is, or is reasonably likely to be, materially injurious to us or an affiliate; (iii) conviction of or plea of guilty or no contest to a crime involving dishonesty, breach of trust or physical harm to any person; or (iv) a breach of any fiduciary duty and such conduct has had or is reasonably likely to have a material detrimental effect on us or a related person.
For purposes of all of the employment agreements of our executive officers, "Good Reason" means a material (and permanent in the case of the Riders) reduction in the executive's compensation, a material diminution in authority, duties or responsibilities, or a relocation of more than 50 miles, subject to our right to cure. A "Change in Control" means a change in our ownership or control effected by a direct or indirect acquisition of more than 50% of our total combined voting power, replacement of our directors by directors whose appointment or election is not endorsed by our directors serving immediately prior to such replacement, or a change in the ownership of a substantial portion of our assets.
Christine Bellino
We have an executed employment agreement with Ms. Bellino ("Bellino Agreement"), effective May 1, 2020. This agreement contains provisions related to her position, duties, authority, obligations, compensation and benefits. Under the terms of the Bellino Agreement, Ms. Bellino receives a standard package of employee benefits and is also guaranteed a bonus under the Company's STIP, which is equal to 40% of her base salary. Further, under the Bellino Agreement there will be no severance payment obligation upon termination of employment.
Joe M. Wong
Mr. Wong, an employee of Carbon Solutions, became our employee upon closing of the Carbon Solutions Acquisition and we continue to employee him on the terms of his original employment agreement, as amended, with Carbon Solutions (the "Wong Agreement"). The Wong Agreement contains provisions related to his position, duties, authority, obligations, compensation and benefits. Under the terms of the Wong Agreement, he signed a separate confidentiality agreement and prevents him from competing with Carbon Solutions during the term of his employment. Mr. Wong receives a standard package of employee benefits under the Wong Agreement and is also eligible to receive an incentive bonus and to participate in a management equity program. Under the terms of the Wong Agreement, Mr. Wong is eligible to receive up to 50% of his base salary as a bonus based on achieving certain performance targets established by the Company.
Mr. Wong and Carbon Solutions also entered into an Addendum to Employment Agreement, effective as of May 30, 2019 (the "Wong Addendum"), pursuant to which Carbon Solutions agreed to give Mr. Wong certain benefits in the event of his termination without “Cause”. These benefits included one year of severance at Mr. Wong’s then-current base salary rate, COBRA payments on behalf of Mr. Wong and his spouse for one year or until he becomes covered under another health care plan, immediate vesting of all of Mr. Wong’s time-based restricted stock awards in the Company, and six months of outplacement services.
For purposes of the Wong Addendum, "Cause" means one or more of the following: (a) Mr. Wong’s failure to substantially perform his essential duties or obligations in a satisfactory manner; (b) Mr. Wong’s material breach of any written agreement between him and the Company; (c) evidence of Mr. Wong’s dishonesty, willful misconduct or material breach of the Carbon Solutions’ code of conduct, including its insider trading policy, or a knowing violation of any federal or state securities or tax laws or any misconduct that is, or is reasonably likely to be, materially injurious to Carbon Solutions, monetarily or otherwise; or (d) Mr. Wong’s conviction of, or plea of guilty or no contest, to a crime involving dishonesty, breach of trust or physical harm to any person.
Morgan Fields
We have an executed employment agreement with Ms. Fields ("Fields Agreement"), effective March 1, 2021. This agreement contains provisions related to her position, duties, authority, obligations, compensation and benefits. Under the terms of the Fields Agreement, Ms. Fields receives a standard package of employee benefits and is also eligible to receive an incentive bonus and to participate in a management equity program. Under the terms of the Fields Agreement, Ms. Fields is eligible to receive up to 40% of her base salary as a bonus based on achieving certain performance targets established by the Company. The Fields Agreement is for a period of up to one year, subject to renewal.

PROPOSAL THREE
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Our Audit Committee has appointed Moss Adams LLP ("Moss Adams") to be the Company's independent registered public accounting firm for the fiscal year ending December 31, 2021. Moss Adams has served as the Company's independent registered public accounting firm since 2017, including the fiscal year ended December 31, 2017.
Stockholder ratification of the Audit Committee's selection of Moss Adams as our independent registered public accounting firm as requested in Proposal 3 is not required by our bylaws or otherwise. The Board is submitting this proposal to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain this firm. We anticipate that a representative of Moss Adams will be available at the Annual Meeting to respond to stockholder questions and will have the opportunity to make a statement at that time if the representative desires to do so.
Additional information about Audit Fees and Audit Committee Approval of Services can be found under the Independent Registered Public Accounting Firm section of this Proxy Statement.
Board Recommendation
Our Board recommends a vote "FOR" the ratification of the Audit Committee's appointment of Moss Adams LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2021.

REPORT OF THE AUDIT COMMITTEE
The Audit Committee's role and functions are described under the "Corporate Governance" section of this Proxy Statement.

The Audit Committee held ten meetings in 2020. The Audit Committee has (i) reviewed and discussed the Company's audited financial statements for the year ended December 31, 2020 with the Company's management; (ii) discussed with the Company's current independent registered public accounting firm, Moss Adams, the matters required to be discussed by Public Company Accounting Oversight Board ("PCAOB") standards regarding communication with audit committees, including the overall scope and plans for their audits; and (iii) received the written disclosures and the letter from Moss Adams required by applicable requirements of the PCAOB regarding communications with the Audit Committee concerning independence and has discussed with Moss Adams such independence.

Based on the review and discussions with management, and the Company's independent registered public accounting firm referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements as of December 31, 2020 and 2019 and for the fiscal years ended December 31, 2020 and 2019 be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2020 (the "2020 Form 10-K").

On April 8, 2021, the Audit Committee approved the engagement of Moss Adams to serve as the Company's independent registered public accounting firm to audit the Company's financial statements for the fiscal year ending December 31, 2021. This appointment for 2021 was based on the Audit Committee's and management's completion of a written evaluation of Moss Adams' performance which included, among other criteria, quality of services provided; sufficiency of the firm's resources; communications and interaction; and independence, objectivity and professional skepticism.
Respectfully submitted,

The Audit Committee:	J. Taylor Simonton, Chairman
Carol Eicher
R. Carter Pate

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The following table summarizes the fees of Moss Adams, our independent registered public accounting firm, for the fiscal years ended December 31, 2020 and 2019, respectively.

(in thousands)	2020	2019
Audit fees (1)	$522	$667
Audit-related fees (2)	—	—
Tax fees (3)	—	—
All other fees (4)	—	—
	$522	$667
(1) This category includes fees related to the audit of our annual consolidated financial statements; the review of our quarterly consolidated financial statements; comfort letters, consents, and assistance with and review of documents filed with the SEC; and financial reporting consultation and research work billed as audit fees or necessary to comply with the standards of the Public Company Accounting Oversight Board (United States).
(2)     This category consists of fees for audit-related services that are reasonably related to the performance of the audit or review of our consolidated financial statements. Audit-related fees include fees related to audits of employee benefit plans and compliance audits. We did not pay our independent registered public accounting firm audit-related fees for services during the years ended December 31, 2020 and 2019.
(3)     This category consists of fees for tax compliance, tax advice and tax planning services. We did not pay our independent registered public accounting firm tax fees for services during the years ended December 31, 2020 and 2019.
(4) This category consists of fees for services that are not included in the above categories. We did not pay our independent registered public accounting firm any other fees for services during the years ended December 31, 2020 and 2019.
There were no disagreements on matters of accounting principles or practices, financial statement disclosures or audit scope or procedures between the Company and Moss Adams during the most recent fiscal year or any subsequent year.
AUDIT COMMITTEE APPROVAL OF SERVICES

The Audit Committee pre-approves all audit or non-audit services performed by our independent registered public accounting firm in accordance with Audit Committee policy and applicable law. The Audit Committee generally provides pre-approval of audit services and services associated with SEC registration statements, other SEC filings and responses to SEC comment letters (audit fees) and services related to internal control reviews, internal control reporting requirements and consultations with our management as to accounting or disclosure treatment of transactions or events and the impact of rules, standards or interpretations by the SEC and other regulatory or standard-setting bodies (audit-related fees) for each 12 month period within a range of approved fees. To avoid certain potential conflicts of interest, the law prohibits the Company from obtaining certain non-audit services from its independent registered public accounting firm. The Audit Committee has delegated authority to approve permissible services to its Chairman. The Chairman reports such pre-approvals to the full Audit Committee at its next scheduled meeting. The Audit Committee Chairman pre-approved 100% of the services provided by the independent registered public accounting firm in 2020. None of the services of the independent registered public accounting firms in 2020 were of the type specified in Rule 2-01(c)(7)(i)(C) of Regulation S-X.

PROPOSAL FOUR
APPROVAL OF THE FOURTH AMENDMENT TO THE COMPANY'S TAX ASSET PROTECTION PLAN
The Board is asking stockholders to approve the Tax Asset Protection Plan, as amended on April 6, 2018, April 5, 2019 and April 8, 2020 (the "TAPP"). If our stockholders do not approve the TAPP at the 2021 Annual Meeting, the TAPP will expire on December 31, 2021.
Background
We believe that we have valuable tax attributes which are significant assets of the Company. As of December 31, 2020, we had several domestic tax attributes, including federal net operating losses and general business credit carry-overs of approximately $93.9 million (the "Tax Assets"). Under the Internal Revenue Code and regulations promulgated by the U.S. Treasury Department, the Company may carry forward or otherwise utilize these Tax Assets in certain circumstances to offset any current and future taxable income and thus reduce the Company’s federal income tax liability, subject to certain requirements and restrictions. To the extent that the Tax Assets do not otherwise become limited, the Company believes that it will have available a significant amount of Tax Assets in future years, and therefore these Tax Assets could be a substantial asset to the Company.
Our ability to use the Tax Assets could be substantially limited or delayed, however, if we experience an "ownership change," as defined in Section 382 of the Internal Revenue Code. In general, an ownership change occurs if there is a cumulative change in the ownership of the Company by "5- percent shareholders" (as defined for purposes of Section 382 of the Internal Revenue Code) that exceeds 50 percentage points over an applicable testing period (which is generally a rolling three-year period). Accordingly, on May 5, 2017, after consultation with the Company’s legal and tax advisors, the Board adopted the TAPP in order to protect the Company’s ability to utilize its Tax Assets and on April 6, 2018, April 5, 2019, April 8, 2020 the Board amended the TAPP to extend the expiration thereof and on April 9, 2021 the Board again amended the TAPP to further extend the expiration thereof.
Calculating whether an "ownership change" has occurred is subject to uncertainty. This uncertainty arises from the complexity and ambiguity inherent in Section 382 of the Internal Revenue Code, as well as limitations on the knowledge that any publicly traded company can have about the ownership of and transactions in its securities. We have analyzed the information available, along with various scenarios of possible future changes in ownership. In light of this analysis, we believe that, in the absence of the TAPP, it is possible that we could undergo a subsequent "ownership change" under Section 382 of the Internal Revenue Code, which would substantially reduce our ability to utilize the Tax Assets. We believe the continuation of the TAPP will serve the interests of all stockholders given the size of the Tax Assets and the potential loss of value should changes in our stock ownership occur that are sufficient to cause a 50 percentage point or greater "ownership change."
The TAPP is intended to act as a deterrent to any person acquiring beneficial ownership of 4.99% or more of the Company’s outstanding Common Stock without the approval of the Board. Stockholders who beneficially owned 4.99% or more of the Company’s outstanding Common Stock upon execution of the TAPP will not trigger the TAPP so long as they do not acquire beneficial ownership of additional shares of Common Stock. The Board may, in its sole discretion, also exempt any person from triggering the TAPP.
If the stockholders do not approve the TAPP, the TAPP will expire on December 31, 2021. If the stockholders approve the TAPP, it will expire on the earlier of (a) December 31, 2022, (b) the time at which the Rights (described below) are redeemed pursuant to the TAPP, (c) the time at which the Rights are exchanged in full pursuant to the TAPP, (d) the effective date of the repeal of both Section 382 and Section 383 of the Internal Revenue Code, or any successor provisions or replacement provisions, if the Board determines that the TAPP is no longer necessary for the preservation of tax benefits or (e) the beginning of a taxable year of the Company for which the Board determines that the Company has or will have no Tax Assets.
Summary of Terms of the TAPP
The following description of the terms of the TAPP does not purport to be complete and is qualified in its entirety by reference to the TAPP, which is attached as Annex A and is incorporated herein by reference. We urge you to read carefully the TAPP in its entirety, as the discussion below is only a summary.
The Rights. On May 5, 2017, the Board declared a dividend of one preferred share purchase right (each, a "Right") for each outstanding share of Common Stock to stockholders of record as of the close of business on May 22, 2017. One Right is also issued together with each share of Common Stock issued after May 22, 2017 but before the Distribution Date (as defined below) and, in certain circumstances, after the Distribution Date. Subject to the terms, provisions and conditions of the TAPP, if the Rights become exercisable, each Right would initially represent the right to purchase from the Company one ten-thousandth of a share of the Company’s Series B Junior Participating Preferred Stock, par value $0.001 per share (the "Series B Preferred Stock") for a purchase price of $50.00 (the "Purchase Price"). If issued, each fractional share of Series B Preferred Stock would give the stockholder approximately the same dividend, voting and liquidation rights as does one share of Common Stock. However, prior to exercise, a Right does not give its holder any rights as a stockholder of the Company, including, without limitation, any dividend, voting or liquidation rights.
Initial Exercisability. The Rights will not be exercisable until the earlier of (i) ten business days after a public announcement that a person has become an "Acquiring Person" by acquiring beneficial ownership of 4.99% or more of the Company’s outstanding Common Stock, or, in the case of a person that had beneficial ownership of 4.99% or more of the Company’s outstanding Common Stock upon execution of the TAPP, by obtaining beneficial ownership of additional shares of Common Stock or (ii) ten business days (or such later date as may be specified by the Board prior to such time as any person becomes an Acquiring Person) after the commencement of a tender or exchange offer by or on behalf of a person that, if completed, would result in such person becoming an Acquiring Person.
The date that the Rights become exercisable is referred to as the "Distribution Date." Until the Distribution Date, Common Stock certificates or the ownership statements issued with respect to uncertificated shares of Common Stock will evidence the Rights. Any transfer of shares of Common Stock prior to the Distribution Date will also constitute a transfer of the associated Rights. After the Distribution Date, separate rights certificates will be issued and the Rights may be transferred other than in connection with the transfer of the underlying shares of Common Stock unless and until the Board has determined to effect an exchange pursuant to the TAPP (as described below).
Flip-In Event. In the event that a person becomes an Acquiring Person, each holder of a Right, other than Rights that are or, under certain circumstances, were beneficially owned by the Acquiring Person (which will thereupon become null and void), will thereafter have the right to receive upon exercise of a Right and payment of the Purchase Price, a number of shares of Common Stock having a market value of two times the Purchase Price.
Redemption. At any time until a person becomes an "Acquiring Person", the Board may redeem the Rights in whole, but not in part, at a price of $0.00001 per Right (the "Redemption Price"). The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.
Exchange. At any time after a person becomes an Acquiring Person, the Board may exchange the Rights (other than Rights that have become null and void), in whole or in part, at an exchange ratio of one share of Common Stock, or a fractional share of Series B Preferred Stock (or of a share of a similar class or series of the Company’s preferred stock having similar rights, preferences and privileges) of equivalent value, per Right (subject to adjustment). Immediately upon an exchange of any Rights, the right to exercise such Rights will terminate and the only right of the holders of Rights will be to receive the number of shares of Common Stock (or fractional share of Series B Preferred Stock or of a share of a similar class or series of the Company’s preferred stock having similar rights, preferences and privileges) equal to the number of such Rights held by such holder multiplied by the exchange ratio. The Board shall not be empowered to effect such exchange at any time after an Acquiring Person becomes the beneficial owner of 50% or more of the Company’s outstanding Common Stock.
Expiration. The Rights and the TAPP will expire on the earlier of (i) the close of business on the earlier of (a) December 31, 2022, or (b) December 31, 2021 if stockholder approval has not been obtained prior to such date, (ii) the time at which the Rights are redeemed pursuant to the TAPP, (iii) the time at which the Rights are exchanged in full pursuant to the TAPP, (iv) the effective date of the repeal of both Section 382 and Section 383 of the Internal Revenue Code, or any successor provisions or replacement provisions, if the Board determines that the TAPP is no longer necessary for the preservation of tax benefits or (v) the beginning of a taxable year of the Company for which the Board determines that the Company has or will have no tax benefits.
Anti-Dilution Provisions. The Board may adjust the Purchase Price, the number of shares of Series B Preferred Stock or other securities or assets issuable and the number of outstanding Rights to prevent dilution that may occur as a result of certain events, including among others, a stock dividend, a stock split or a reclassification of the Series B Preferred Stock or Common Stock. With certain exceptions, no adjustments to the Purchase Price will be required until cumulative adjustments amount to at least 1% of the Purchase Price.
Amendments. For so long as the Rights are redeemable, the Board may supplement or amend any provision of the TAPP in any respect without the approval of the holders of the Rights. From and after the time the Rights are no longer redeemable, the Board may supplement or amend the TAPP only to cure an ambiguity, to alter time period provisions, to correct inconsistent provisions, or to make any additional changes to the TAPP which the Company may deem necessary or desirable, but only to the extent that those changes do not impair or adversely affect any Rights holder (other than an Acquiring Person or any Affiliate or Associate of an Acquiring Person or certain of their transferees) and do not result in the Rights again becoming redeemable or the TAPP again becoming amendable other than in accordance with this sentence.

Certain Considerations Related to the TAPP
Our Board believes that protecting the Tax Assets is in the Company’s and our stockholders’ best interests. Nonetheless, we cannot eliminate the possibility that changes in our stock ownership will occur sufficient to cause an "ownership change" even if the TAPP is approved. You should consider the factors below when making your decision.
Future Use and Amount of the Tax Assets is Uncertain. Our use of the Tax Assets depends on our ability to generate taxable income in the future. We cannot assure you whether we will have taxable income in any applicable period or, if we do, whether such income will exceed any potential Section 382 limitation and therefore we cannot assure you that we will realize the full value of the Tax Assets.
Potential Challenge to the Tax Assets. The amount of the Tax Assets has not been audited or otherwise validated by the Internal Revenue Service (the "IRS"). The IRS could challenge the amount of the Tax Assets, which could result in an increase in our liability for income taxes. In addition, determining whether an “ownership change” has occurred is subject to uncertainty, both because of the complexity and ambiguity of the Section 382 provisions and because of limitations on the knowledge that any publicly traded company can have about the ownership of, and transactions in, its securities on a timely basis. Therefore, we cannot assure you that the IRS or other taxing authority will not claim that we experienced an “ownership change” and attempt to reduce the benefit of the Tax Assets even if the TAPP is in place.
Continued Risk of Ownership Change. Although the TAPP is intended to diminish the likelihood of an "ownership change" under Section 382 of the Internal Revenue Code, we cannot assure you that it will be effective. The amount by which our ownership may change in the future could, for example, be affected by purchases and sales of stock by stockholders and new issuances or repurchases of stock by us, should we choose to do so.
Potential Effects on Liquidity. The TAPP is intended to deter persons or groups of persons from acquiring beneficial ownership of shares of our Common Stock in excess of the specified limitation. A stockholder’s ability to dispose of our Common Stock may be limited if the TAPP reduces the number of persons willing to acquire our Common Stock or the amount they are willing to acquire.
Potential Impact on Value. The TAPP could negatively impact the value of our Common Stock by deterring persons or groups of persons from acquiring shares of our Common Stock, including in acquisitions for which some stockholders might receive a premium above market value.
Anti-Takeover Effect. Our Board adopted the TAPP to diminish the risk that our ability to use the Tax Assets to reduce potential federal income tax obligations becomes limited. Nonetheless, the TAPP may have an "anti-takeover effect" because it will deter a person or group of persons from acquiring beneficial ownership of 4.99% or more of our Common Stock or, in the case of persons or persons that already own 4.99% or more of our Common Stock, from acquiring any additional shares of our Common Stock. The TAPP could discourage a merger, tender offer or accumulations of substantial blocks of shares.
Board Recommendation
The Board recommends that you vote "FOR" the approval of the Company’s Fourth Amendment of the Tax Attributes Protection Plan.

DELINQUENT SECTION 16(A) REPORTS
Section 16(a) of the Exchange Act requires our officers, directors, and persons who beneficially own more than 10% of a registered class of our equity securities to file reports of ownership with the SEC. Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.
The Company is not aware of any unreported transactions for 2020.

OTHER MATTERS
The Board knows of no other business to be presented at the Annual Meeting. If other matters properly come before the Annual Meeting, to the extent permitted by law, the persons named in the accompanying form of proxy intend to vote on such other matters in accordance with their best judgment.
PROPOSALS OF STOCKHOLDERS FOR PRESENTATION AT THE NEXT ANNUAL MEETING OF STOCKHOLDERS
We anticipate that the next Annual Meeting of Stockholders for the Company will be held in June 2022.
Any stockholder of record who desires to submit a proper proposal for inclusion in the proxy material related to the next Annual Meeting of Stockholders must do so in writing in care of Ted Sanders, General Counsel and Secretary, at 8051 E. Maplewood Ave., Ste. 210, Greenwood Village 80111 no later than December 31, 2021. If a stockholder intends to submit a proposal at the meeting that is not included in our Proxy Statement, and the stockholder fails to notify us prior to March 15, 2022 of such proposal, then to the extent permitted by law, the proxies appointed by our management would be allowed to use their discretionary voting authority when the proposal is raised at the Annual Meeting, without any discussion of the matter in the Proxy Statement. The stockholder must disclose, among other items, certain information related to the business to be proposed at the meeting, its beneficial ownership in the Company and whether it is acting in concert with other stockholders or interested parties. For a complete list of information that stockholders must provide, see Section 2.03 of the Company's bylaws.
ADDITIONAL INFORMATION
We filed our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 with the SEC on March 10, 2021. Our Annual Report is being made available to our stockholders concurrently with this Proxy Statement and does not form part of the proxy solicitation material. It is available free of charge at the SEC's web site at www.sec.gov. Upon written request by a stockholder, we will mail, without charge, a copy of the 2020 Form 10-K, including the financial statements and financial statement schedules, but excluding exhibits to the 2020 Form 10-K. Exhibits to the 2020 Form 10-K are available upon payment of a reasonable fee, which is limited to our expenses in furnishing the requested exhibit. Such requests may be made by writing to our Corporate Secretary at the following address or telephone number:
Advanced Emissions Solutions, Inc.
Attn: Corporate Secretary
8051 E. Maplewood Ave., Ste. 210
Greenwood Village 80111
Telephone: 888-822-8617
In addition, if you have any questions about the proposals, you may contact:
Alpha IR Group
Chris Hodges or Ryan Coleman
312-445-2870
ades@alpha-ir.com
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any of the information on file with the SEC at the SEC's public reference room, located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800- SEC-0330 for further information on the public reference room. Our SEC filings are also available on the SEC's web site located at http://www.sec.gov, and certain filings are available on the Company's web site at www.advancedemissionssolutions.com.
If you would like to request documents from us, please do so by June 4, 2021 to receive them before the Annual Meeting. We will send requested documents by first-class mail within one business day after receiving the request.
You should rely only on the information contained in this Proxy Statement to vote on the Annual Meeting proposals. No one has been authorized to provide you with information that is different from what is contained in this Proxy Statement.
This Proxy Statement is dated April [ ], 2021. You should not assume the information contained in this Proxy Statement is accurate as of any date other than this date, and the mailing of this Proxy Statement to stockholders shall not imply information is accurate as of any other date.

BY ORDER OF THE BOARD OF DIRECTORS

By:	/s/ Greg P. Marken
Greg P. Marken
Interim Chief Executive Officer and Treasurer

Dated: April [ ], 2021

APPENDIX A

FOURTH AMENDMENT TO
TAX ASSET PROTECTION PLAN

This FOURTH AMENDMENT TO TAX ASSET PROTECTION PLAN (this "Amendment") is entered into as of April 9, 2021, by and between Advanced Emissions Solutions, Inc., a Delaware corporation (the "Company"), and Computershare Trust Company, N.A., a federally chartered trust company (the "Rights Agent"). All capitalized terms used herein and not otherwise defined herein shall have the meaning(s) ascribed to them in that certain Tax Asset Protection Plan dated as of May 5, 2017, by and between the Company and the Rights Agent, as amended by the First Amendment to Tax Asset Protection Plan, dated as of April 6, 2018, the Second Amendment to Tax Asset Protection Plan, dated as of April 5, 2019 and the Third Amendment to Tax Asset Protection Plan, dated as of April 8, 2020 (collectively, the "TAPP").
RECITALS
WHEREAS, the Company and the Rights Agent are parties to the TAPP; and
WHEREAS, pursuant to Section 26 of the TAPP, the Company and the Rights Agent desire to amend the TAPP as set forth in this Amendment.
AGREEMENT
NOW, THEREFORE, in consideration of the promises and the mutual agreements herein set forth, the parties hereto hereby agree as follows:
1.Amendment of Section 1(w). The definition of "Final Expiration Date" set forth in Section 1(w) of the TAPP is hereby amended and restated to read in its entirety as follows:
"(w) "Final Expiration Date" shall mean the Close of Business on the earlier of (i) December 31, 2022 or (ii) December 31, 2021 if Stockholder Approval has not been obtained prior to such date."
2.Amendment of Exhibit B (Form of Rights Certificate). The introductory paragraph of Exhibit B to the TAPP is hereby deleted and replaced with the following:
"NOT EXERCISABLE AFTER THE EARLIER OF (I) DECEMBER 31, 2022 OR (II) DECEMBER 31, 2021 IF STOCKHOLDER APPROVAL HAS NOT BEEN OBTAINED PRIOR TO SUCH DATE, OR SUCH EARLIER DATE AS PROVIDED BY THE TAX ASSET PROTECTION PLAN. THE RIGHTS ARE SUBJECT TO REDEMPTION AND EXCHANGE AT THE OPTION OF THE COMPANY, ON THE TERMS SET FORTH IN THE TAX ASSET PROTECTION PLAN. UNDER CERTAIN CIRCUMSTANCES AS SET FORTH IN THE TAX ASSET PROTECTION PLAN, RIGHTS THAT ARE OR WERE BENEFICIALLY OWNED BY AN ACQUIRING PERSON OR ANY AFFILIATE OR ASSOCIATE OF AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE TAX ASSET PROTECTION PLAN) MAY BECOME NULL AND VOID."
3.Amendment of Exhibit C (Summary of Rights). Exhibit C to the TAPP is hereby amended in that the section titled "Expiration" is deleted and replaced with the following:
"Expiration. The Rights and the Plan will expire on the earlier of (i) the Close of Business on the earlier of (a) December 31, 2022 or (b) December 31, 2021 if Stockholder Approval has not been obtained prior to such date, (ii) the time at which the Rights are redeemed pursuant to the Plan, (iii) the time at which the Rights are exchanged in full pursuant to the Plan, (iv) the effective date of the repeal of both Section 382 and Section 383 of the Internal Revenue Code, or any successor provisions or replacement provisions, if the Board determines that the Plan is no longer necessary for the preservation of Tax Benefits or (v) the beginning of a taxable year of the Company for which the Board determines that the Company has or will have no Tax Benefits."
4.Agreement as Amended. The term "Agreement" as used in the TAPP shall be deemed to refer to the TAPP as amended. Except as set forth herein, the TAPP shall remain in full force and effect and otherwise shall be unaffected hereby, and each of the Company and the Rights Agent shall continue to be subject to its terms and conditions.
5.Severability. If any term, provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment shall remain in full force and effect and shall in no way be affected, impaired or invalidated; provided, however, that if such excluded terms, provisions, covenants or restrictions shall adversely affect the rights, immunities, liabilities, duties, responsibilities or obligations of the Rights Agent, then the Rights Agent shall be entitled to resign immediately.

6.Governing Law. This Amendment shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts made and to be performed entirely within such State.
7.Counterparts. This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. A facsimile or .pdf signature delivered electronically shall constitute an original signature for all purposes.
8.Descriptive Headings. Descriptive headings of the several Sections of this Amendment are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

[Signature Page Follow]

    IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be duly executed as of the date first above written.

ADVANCED EMISSIONS SOLUTIONS, INC.
By:	/s/ Greg Marken
Name: Greg Marken
Title: Interim Chief Executive Officer

COMPUTERSHARE TRUST COMPANY, N.A.
By:	/s/ Kathy Heagerty
Name: Kathy Heagerty
Title: Manager, Client Management

ADVANCED EMISSIONS SOLUTIONS, INC.
8051 E. MAPLEWOOD AVE., SUITE 210
GREENWOOD VILLAGE, COLORADO 80111

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Eastern Time on June 14, 2021. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting Go to **www.virtualshareholdermeeting.com/ADES2021**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. Eastern Time on June 14, 2021. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D51028-P55683 — KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ADVANCED EMISSIONS SOLUTIONS, INC.

	For All	Withhold All	For All Except
1. Election of four directors, each set to serve for a term of one year to expire at the later of the next Annual Meeting of Stockholders or May 31, 2022:	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Carol Eicher
02) Gilbert Li
03) J. Taylor Simonton
04) L. Spencer Wells

The Board of Directors recommends that you vote FOR the following proposals:

NOTE: The undersigned stockholder(s) authorize(s) the individuals designated to vote this proxy to vote, in their discretion, to the extent permitted by applicable law, upon such other matters (none known by the Company at the time of solicitation of this proxy) as may properly come before the Annual Meeting or any adjournment or postponement.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement, Annual Report and Supplement are available at www.proxyvote.com.

D51029-P55683

ADVANCED EMISSIONS SOLUTIONS, INC.

The holder(s) of common shares of Advanced Emissions Solutions, Inc. (the "Company") identified on this proxy card hereby appoints L. Spencer Wells or, failing him, Greg Marken, the proxies of the stockholder(s), with full power of substitution in each, to attend, vote and act for and in the name of such stockholder(s) at the Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held via live webcast on the Internet, which can be accessed by visiting www.virtualshareholdermeeting.com/ADES2021, on Tuesday, June 15, 2021, at 9:00 a.m. Mountain Time, and any adjournment or postponement thereof.

Where a choice is indicated, the common shares represented by this proxy card, when properly executed and returned, will be voted or not voted as specified. If no choice is indicated, the common shares represented by this proxy card when properly executed and returned will be voted in accordance with the recommendations of the Board of Directors. If any other matters are properly brought before the Annual Meeting or any adjournment or postponement thereof, or if a nominee for election as a director named in the Proxy Statement who would have otherwise received the required number of votes is unable to serve or for good cause will not serve, the common shares represented by this proxy card will be voted in the discretion of the individuals designated to vote this proxy card, to the extent permitted by applicable law, on such matters or for such substitute nominee(s) as the directors of the Company may recommend.

To be valid, this Proxy form, duly signed and dated, must arrive at the office of Broadridge Financial Solutions, 51 Mercedes Way, Edgewood, NY 11717 the day before the day of the Annual Meeting or any postponement or adjournment thereof.

The stockholder(s) hereby acknowledge(s) receipt of the Notice of Annual Meeting of Stockholders and the related Proxy Statement for the June 15, 2021, Annual Meeting, as well as the Company's 2020 Annual Report. Any proxy heretofore given to vote the common shares which the stockholder(s) is/are entitled to vote at the Annual Meeting is hereby revoked.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.

(This proxy card continues and must be signed and dated on the reverse side.)